UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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SOUTHWEST AIRLINES CO.

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On September 26, 2024, Southwest Airlines Co. (the “Company”) launched a website, SouthwestEvenBetter.com (the “Website”), containing certain information regarding, among other things, the Company’s transformation journey, including a video titled “The Southwest Experience. Even Better.” Screenshots of the website are attached as Exhibit 1 and a transcript of the video is attached as Exhibit 2. The Website also contains copies of certain press releases and links to the Website’s privacy policy and the terms & conditions, which are attached hereto as Exhibit 3, Exhibit 4 and Exhibit 5, respectively.

Also on September 26, 2024, the Company released a video from its President, Chief Executive Officer, & Vice Chairman of the Board of Directors, Bob Jordan, which is available on the Website. A transcript of the video is attached hereto as Exhibit 6.

Important Additional Information

The Company intends to file a proxy statement and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s next meeting of Shareholders (whether an Annual or Special Meeting of Shareholders (the “Shareholder Meeting”)). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER MEETING. Shareholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings.

Participant Information

For participant information, see the Company’s soliciting material filed as “DEFA14A” with the SEC on September 10, 2024 and available here.

Exhibit 1

Southwest* Southwest Airlines Co. (the “Company”) intends to file a proxy statement and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s next meeting of Shareholders (whether an Annual or Special Meeting of Shareholders (the “Shareholder Meeting”)). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER MEETING. Shareholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filin The Company, each of its Directors (namely, Gary C. Kelly, Robert E. Jordan, William H. Cunningham, Ph.D., Lisa M. Atherton, David W. Biegler, J. Veronica Biggins, Roy Blunt, Douglas H. Brooks, Eduardo F. Conrado, Rakesh Gangwal, Thomas W. Gilligan, Ph.D., David P. Hess, Elaine Mendoza, Christopher P. Reynolds, and Jill A. Soltau) and one of its executive officers (namely, Tammy Romo, Chief Financial Officer) are deemed to be “participants” (as defined in Section 14(a) of the Exchange Act) in the solicitation of proxies from the Company’s Shareholders in connection with the matters to be considered at the Shareholder Meeting. Information about the compensation of our named executive officers and our non-employee Directors is set forth in the sections titled “Compensation of Executive Officers” and “Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2024 Annual Meeting of Shareholders, filed on April 5, 2024 (the “2024 Definitive Proxy”), commencing on pages 28 and 64, respectively, and is available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Management” in the Company’s 2024 Definitive Proxy on page 27 and is available here, and as updated in the filings referenced below. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC on May 2, 2024 for Mr. Kelly (available here); May 16, 2024 for Dr. Cunningham (available here); May 16, 2024 for Ms. Atherton (available here); May 16, 2024 for Mr. Biegler (available here); May 16, 2024 for Ms. Biggins (available here); May 16, 2024 for Mr. Blunt (available here); May 16, 2024 for Mr. Brooks (available here); May 16, 2024 for Mr. Conrado (available here); August 1, 2024 for Mr. Gangwal (available here); May 16, 2024 for Dr. Gilligan (available here); May 16, 2024 for Mr. Hess (available here); May 16, 2024 for Ms. Mendoza (available here); May 16, 2024 for Mr. Reynolds (available here); and May 16, 2024 for Ms. Soltau (available here). Such filings are available on the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings or through the SEC’s website via the links referenced above. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section titled “Security Ownership of Management” of the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Shareholder Meeting. â–¡ I acknowledge this disclaimer Proceed

Southwest TRANSFORMATION JOURNEY | LEADERSHIP | RECOGNITION | NEWS RELEASES | CONTACT US Even Better. We’re transforming our airline and driving value for Customers, Employees, and Shareholders for generations to come. Take a look at our strategic plan to see the milestones we’ve reached and to learn how we’re striving for better and evolving the future of Southwest. Driving tactical improvements We’re optimizing our network, broadening our Customer base, and advancing revenue management techniques Reimagining our Customer Experience We put the Customer at the Heart of everything we do. Our Customer Experience initiatives are rooted in what our Customers value, because we know that Customer Satisfaction can help drive Shareholder returns. Focusing on efficiency We’re focused on our goals of increasing efficiency and productivity by identifying opportunities to do more with our current resources. And we’re just getting started. Larger cost initiatives are on the horizon that are designed to help us manage unit costs. Delivering Shareholder returns We’re launching initiatives designed to optimize our capital allocation, extract value from our fleet and order book, and ultimately achieve our long-term return on invested capital (ROIC) goal in 2027. Transforming our Board We’re committed to ongoing, meaningful Board refreshment, and corporate governance changes are underway. Building Better

The Southwest Experience. Even Better. Discover how we’re investing in our future. Play video We’ve got the right Leadership Southwest Airlines has the right People with the right skills driving the airline’s ongoing transformation. Meet our Leaders Our Transformation Southwest Airlines Unveils it’s “Southwest. Even Better.” Transformational Plan at Investor Day Sep 26, 2024 Reimagines core product to meet evolving Customer preferences and increase revenue opportunities Launches new commercial initiatives to enhance Customer Experience and drive value while preserving flexible policies like bags fly free l Expects to deliver in 2027:... Read more Southwest Airlines Announces Next Phase of Comprehensive Board Refreshment Sep 10, 2024 Six Directors to Retire in November; Gary Kelly to Retire Immediately After 2025 Annual Meeting Board Intends to Appoint Four New Independent Directors, Potentially Including Candidates Proposed by Elliott Investment Management LP., in Near Term Board Eliminates... Read more Southwest Airlines Launches Enhancements to Transform Customer Experience and Improve Financial Performance Jul 25, 2024 Decides to assign seats and offer premium seating options to meet evolving Customer preferences and increase revenue opportunities Introduces redeye flights for sale to further optimize the network and increase aircraft utilization Dedicates Southwest Officer Ryan... Read more More news © 2024 Southwest Airlines Co. All Rights Reserved. Use of the Southwest websites and our Company Information constitutes acceptance of our Terms & Conditions, Privacy Policy. The timing of these postings are made at the discretion of Southwest Airlines. Readers should not assume that the information contained on this site has been updated or otherwise contains current information. Southwest Airlines does not review past postings to determine whether they remain accurate, and information contained in such postings may have been superseded. This website contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on, and include statements about, the Company’s beliefs, intentions, expectations, and strategies for the future. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “plans,” “believes,” “expects,” “anticipates,” “may,” “could,” “intends,” “goal,” “will,” “should,” and similar expressions and variations thereof and include, without limitation, statements related to (i) the Company’s initiatives, strategic priorities and focus areas, plans, goals, and opportunities, including with respect to transforming the airline, driving value for Customers, Employees, and Shareholders, broadening the Customer base, improving revenue performance and revenue management, elevating the Customer experience, enhancing operational and financial performance and efficiencies, managing and mitigating cost pressures and removing costs, capital allocation and delivering shareholder returns, extracting value from the fleet, airline partnerships, and better optimizing the turn process; (ii) the Company’s plans and expectations with respect to its network, its flight planning, its network optimization efforts, its network adjustments, including its plans and expectations with respect to redeye flying and 24-hour operation capabilities; (iii) the Company’s financial outlook, goals, strategies, plans, expectations, and projected results of operations; (iv) the Company’s plans and expectations with respect to assigned and premium seating and the redesigned boarding model, including expected benefits, Customer demand, timing of implementation and bookings, and cabin layout; and (v) the Company’s plans and expectations with respect to its refreshed cabin design and new seats. Forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual results may differ materially from what is expressed in or indicated by the Company’s forward-looking statements. Factors that could cause these differences include, but are not limited to, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors, consumer perception, economic conditions, fuel prices, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (iii) the cost and effects of the actions of activist shareholders; (iv) the Company’s ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (v) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, Boeing MAX 7 aircraft certifications, fleet and capacity plans, operations, maintenance, strategies, and goals; (vii) the Company’s dependence on the Federal Aviation Administration with respect to safety approvals for the new cabin layout and the certification of the Boeing MAX 7 aircraft; (viii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, Global Distribution Systems, and the impact on the Company’s operations and results of operations of any third party delays or nonperformance; (ix) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (x) the impact of labor matters on the Company’s business decisions, plans, strategies, and results; (xi) the impact of governmental regulations and other governmental actions on the Company’s business plans, results, and operations; (xii) the Company’s dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies, and initiatives; and (xiii) other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events, or developments, except as required by federal securities laws.

Southwest Even Better. Driving tactical improvements Continual network optimization and maturation Reduced short-haul flying, redistributing resources to long-haul flying in profitable markets Reduced flying on weekdays with lower travel demand (Tuesdays and Wednesdays) Restructured service and network connectivity in stations with lower demand; Fort Lauderdale, Atlanta and Chicago O’Hare (2024); Oakland and Hawaii markets (planned for 2025) Taking a cross-functional, methodical approach to market maturation efforts New tailored marketing activities to broaden our Customer base L aunched The Big Flex advertising campaign to highlight the unique, flexible value Southwest offers and target a new generation of travelers Partnered with flight search engines, including Google Flights and Kayak, to increase visibility and drive traffic for bookings to Southwest.com Instituted the option for Customers to use a combination of cash and Rapid Rewards points to pay for travel, providing more ways to take advantage of our loyalty program A calibration of our revenue management system and processes

Refined our new revenue management system, designed to achieve better, more customized results based on our primarily domestic network Added staffing to our Revenue Management Team to support our focus on driving results Recalibrating probability curves, which are expected to improve yields by capturing more demand at higher fares Upcoming Transformation
Reimagining our Customer Experience We put the Customer at the Heart of everything we do. Our Customer Experience initiatives are rooted in what our Customers value, because we know that Customer satisfaction leads to Shareholder returns.
Southwest Even Better. Reimagining our Customer Experience An enhanced Experience for our Customers
Completed extensive Customer research on seating that showed a clear preference toward assigned seating and demand for premium features onboard, such as extra legroom options, providing more optionality and comfort for long-haul flights Conducted simulations to design a boarding process with seat assignments that felt familiar and uniquely Southwest that maintains operational efficiency and a better experience in the gate area Committed to maintaining an economy product that is among the best-in-class by retaining the benefits included in Southwest’s current fare product offerings
Additional value drivers that increase Customer loyalty
G lobal Airline Partnerships—We are formalizing partnerships with international carriers to expand our network and connect Customers with more global destinations to generate additional demand. Icelandair will become Southwest’s initial partner, and we plan to add at least one additional partner carrier next year. With an expected launch in 2025, Icelandair Customers will be able to book their flights through the Southwest network. Upcoming Transformation Getaways by Southwest—This new vacation booking platform (launching in 2025) will bring Customers the friendly policies they expect from Southwest to their entire vacation experience. No change fees for flights will now extend to hotels and other elements of packaged vacations (price difference may apply). And the value of Southwest’s cancellation policy, that is among the best in the industry, will also apply to this new offering. Getaways by Southwest will enable us to fully leverage our strengths in vacation packages and drive leisure market growth. Upcoming Transformation Rapid Rewards Enhancements -Evolved products and an expanded portfolio will boost Rapid Rewards’ value, with expected Membership growth and increased engagement through our new benefits
Continuing to differentiate Compared to other airlines, Southwest’s baseline offer is different from basic economy because our offer is far from basic. We are an industry leader, providing Customer-friendly value and flexibility as evidenced by our unique policies: two bags fly free1, no cancel or change fees2, free same day standby3, points and credits that don’t expire, and the opportunity to pay for flights through a combination of cash and Rapid Rewards points4 [1] Disclaimer: First and second checked bags. Weight and size limits apply. [2] Disclaimer: Fare difference may apply. Failure to cancel a reservation at least 10 minutes prior to scheduled departure may result in forfeited travel funds. [3] Same-day change dislaimer: On the day of travel, you can switch free of airline charges to another flight with space available departing on the same calendar day between the same origin airport and destination airport as your original flight. With the exception of A-List Preferred and A-List Members, Customers who purchase Wanna Get Away fares are not eligible for free same-day change. Same-day standby disclaimer: You can list for same-day standby on an earlier flight via a Southwest Customer Service Agent at the airport or the Southwest app or mobile web. You will receive a message based on the contact preference selected during booking if you are cleared on the flight. For both same-day change and same-day standby, you must change your flight or request to be added to the same-day standby list at least 10 minutes prior to the scheduled departure of your original flight or the no-show policy will apply. If using the app or mobile web for standby, you must list your name 30 minutes ahead of scheduled departure. You will be required to pay any government taxes and fees associated with these itinerary changes but refunds will be provided. Your original boarding position is not guaranteed. Southwest Business Customers booked through travel agencies may need to see a Southwest agent at the airport for both a same-day change or standby listing. See Southwest.com/standby for more details. [4] Disclaimer: Cash + Points will allow Rapid Rewards® Members to combine Points with other eligible forms of payment to purchase flights, starting in the spring of 2024. Not all Customers will see Cash + Points as an available payment option during the initial rollout. Cash + Points bookings will not earn Rapid Rewards points, tier qualifying points for A-List or A-List Preferred status, or Companion Pass® qualifying points. Focusing on efficiency We’ve maintained our relative industry cost position by identifying opportunities to do more with our current resources and Employee base, and we’re just getting started with a larger cost initiative that will help us manage unit costs with a low growth plan.
Southwest Even Better. Focusing on efficiency Optimizing our turn to maximize operational efficiency
Increased aircraft utilization, freeing up time equivalent to 16 additional aircraft Leveraging technology to remove paperwork-heavy processes for Employees, including recently launched Electronic Fuel Onboard and Electronic Flight Folder, with additional investments underway Upcoming Transformation Increasing the number of Passengers moved per minute, with investments in the gate area and jet bridge to provide visual and audible cues before and during boarding Upcoming Transformation
Rolling out a Ramp Information Display System to keep Employees on the ground informed of the current condition of our turn process Upcoming Transformation Refining our processes for transferring bags between aircraft with more efficient loading that allows priority bags to be removed from the aircraft first Upcoming Transformation Incorporating a chat tool for Employees to communicate and stay aligned Upcoming Transformation
Introducing 24-hour operations
Launched redeye flying options in transcontinental markets, designed to increase aircraft utilization and reduce overstaffing costs (First redeye flights taking off in Feb 2025) I ncreasing operations to address overstaffing of Pilots caused by aircraft delivery delays Upcoming Transformation
Self-service opportunities that give Customers what they want
Al tools to improve service levels for Customers and efficiency of tasks for Employees in airports and contact centers Upcoming Transformation More self-service opportunities for Customers through the Southwest app and Southwest.com Upcoming Transformation New digital tools for airport Employees in the gate area to address staffing needs in real time Upcoming Transformation
Delivering Shareholder returns We’re launching initiatives designed to optimize our capital allocation, extract value from our fleet and order book, and ultimately achieve our long-term return on invested capital (ROIC) goal in 2027.
Southwest Even Better. Delivering Shareholder returns Building on a strong financial foundation
Maintained our industry-leading balance sheet and achieved labor cost stability with the ratification of all twelve of our contracts Maintained our relative cost position amongst the industry, supported by a moat of business model advantages (e.g., all Boeing 737 fleet, point-to-point route network, and leading turn times)
Executing our plan to drive strong Shareholder returns
A nnounced a multi-year disciplined cost reduction plan through restructuring and optimization measures, expected to deliver over $500M in cost savings Incorporated strategic fleet management initiatives designed to extract value from assets in low growth environment to drive financials, achieved by CapEx moderation through turn, redeyes, and generational fleet modernization Focused on prudent capital deployment by minimizing fleet CapEx, continuing to invest in infrastructure, managing our debt levels, and providing returns to Shareholders through dividends and planned share repurchases
Supporting a path to sustainable prosperity Strategic initiatives are well underway and expected to drive significant value by monetizing the Customer value proposition, increasing efficiency and lowering cost, and maximizing capital allocation with our long-term plan supporting our long-term targets for sustained profitability: approximately $4 billion in incremental EBIT in 2027 and ROIC of at least 15% in 2027 Transforming our Board We’re committed to ongoing, meaningful Board refreshment, and corporate governance changes are underway.
Southwest Even Better. Transforming our Board Southwest Airlines is committed to maintaining a strong, independent Board, with the right mix of skills and experience. Along with the efforts to transform our business, we have undertaken measures to refresh our Board of Directors. In the last three years, we have added ten new highly qualified Board members, adding specific expertise in aviation, cybersecurity, finance, technology, operations, human capital, and consumer services. Strengthening corporate governance
Comprehensive Board Refreshment The Nominating and Corporate Governance Committee is working with a leading independent search firm to identify and review potential candidates who would bring complementary skills and experience to the Board and plans to appoint three new independent Directors in the near term. With these changes and seven planned Board retirements, the Company expects the size of the Board to reduce to 12 immediately following the 2025 Annual Meeting. Strengthening Corporate Governance The Board recently eliminated the Executive Committee structure and created a new Finance Committee with a mandate focused on assisting the Board with oversight of financial, operational, and business plans and strategies, major transactions, capital structure, and capital allocation priorities, among other duties. In connection with the planned Director retirements in November and other Board committees being reconstituted at that time, the Finance Committee also will be reconstituted to include both new and incumbent Directors with relevant strategy and financial expertise.
Establishing New Committee Chairs & Lead Independent Director With upcoming Director retirements, the Board will name a new Lead Director and new Committee Chairs for each of the Audit, Compensation, and Nominating and Corporate Governance Committees at that time. These moves, in addition to the Board’s new Finance Committee, are intended to further strengthen the Board’s ability Management accountable as it executes our strategic plan. Path to New Board Chair Southwest’s Executive Chairman, Gary Kelly, will retire from the Board immediately following the 2025 Annual Meeting. In accordance with the Company’s Corporate Governance Guidelines and its Bylaws, independent members of the Board will select a new Chair of the Board to succeed Mr. Kelly at that time.
The Latest Southwest Airlines Announces Appointment of Rakesh Gangwal, Experienced Airline Executive and Entrepreneur, to Board of Directors Jul 8, 2024 The Board of Directors of Southwest Airlines Co. (NYSE: LUV) (“Southwest”) (the “Company”) has appointed Rakesh Gangwal as a member of the Board, effective July 7. Gangwal has deep and extensive airline industry experience and is the co-founder... Read more Gary Kelly Letter to Southwest Shareholders Sep 10, 2024 September 10, 2024 Dear Southwest Shareholders, I’ve had the great honor and privilege to serve as an Employee and Officer of Southwest Airlines for the past 38 years. Throughout that time, I have been committed to communicating with all of our constituents with... Read more Southwest Airlines Announces Next Phase of Comprehensive Board Refreshment Sep 10, 2024 Six Directors to Retire in November; Gary Kelly to Retire Immediately After 2025 Annual Meeting Board Intends to Appoint Four New Independent Directors, Potentially Including Candidates Proposed by Elliott Investment Management LP., in Near Term Board Eliminates... Read more
Driving improvement through tactical initiatives We’re optimizing our network, broadening our Customer base and calibrating our revenue management system and processes.

Southwest Even Better. Leadership The right Team to guide our path forward Building an airline that meets Customer demands now, and in the future, takes operational excellence, a legacy of unparalleled Customer experience, an unwavering commitment to People, and a strong Leadership team. Our Senior Leaders are dedicated to delivering a safe and reliable travel experience and the next generation of legendary Customer Hospitality. We continue to stay true to what has made us one of the world’s most admired and awarded airlines. “l couldn’t be more confident in our Team, our plan, and our ability to execute as we transform Southwest for its next era of industry leadership.” Bob Jordan, President & CEO A message from Bob Jordan President & CEO Bob Jordan shares how Southwest is evolving to deliver lasting value to Customers, Employees, and Shareholders. A Leadership Team focused on execution The airline industry is a unique and complex ecosystem; it takes the right skills and experience to succeed. With 170 combined years of airline experience, our Team of strong Leaders have effectively and efficiently operated within that ecosystem, time and time again. They are the right Team to take Southwest to the next level, dedicated to our Legendary Hospitality and committed to restoring the industry-leading performance our Customers, Employees, and Shareholders have come to expect over five decades.
R obert E.Jordan President, Chief Executive Officer, & Vice Chairman of the Board of Directors Andrew Watterson Chief Operating Officer Ryan C. Green Executive Vice President, Commercial Transformation Tammy Romo Executive Vice President & Chief Financial Officer
Linda Rutherford Chief Administration Officer Justin Jones Executive Vice President, Operations Jason Van Eaton Executive Vice President, Chief Regulatory & Corporate Affairs Officer E lizabeth A. Bryant Senior Vice President & Chief People Officer
W hitney Eichinger Senior Vice President & Chief Communications Tony Roach Senior Vice President & Chief Customer Officer Lauren Woods Senior Vice President, Technology & Chief Information Officer

Southwest Even Better. Senior Executive Leaders Robert E.Jordan President, Chief Executive Officer, & Vice Chairman of the Board of Directors Bob Jordan serves as President, Chief Executive Officer, & Vice Chairman of the Board of Directors at Southwest Airlines. Bob is a 36-year Southwest veteran and began his career as a programmer in Technology. Bob has held 15 different positions at Southwest, including leadership roles in the areas of Finance, Planning, Procurement, Fuel, Facilities, Technology, Corporate Strategy, and as Chief Commercial Officer. Bob also served as the President of AirTran Airways during the successful integration. Until assuming the CEO role in February 2022, Bob served as Southwest Airlines’ Executive Vice President Corporate Services, providing Executive Leadership for Southwest’s world-renowned People and Culture, training at Southwest Airlines University, Diversity, Equity, & Inclusion efforts, and Communications & Outreach Teams. Bob also has dotted line oversight of the Enterprise Risk Management function. Key responsibilities include all internal and external communications, all hiring and training, giving all Employees the opportunity for personal and professional growth, the quality and depth of leadership throughout the Company, and ensuring an environment where everyone belongs. Southwest Airlines has been named one of Glassdoor’s Best Places to work for 14 consecutive years-an unmatched feat. During his more than three and a half decades at Southwest, the airline grew from a regional presence with around 7,000 People and 90 airplanes to a beloved national brand with more than 75,000 People and more than 137 million Customers carried in 2023. Bob has been responsible for the delivery of many key Company initiatives, including executive oversight for development of the Southwest.com e-commerce platform, the revamp of the Rapid Rewards® loyalty program in 2011, the $3.2B acquisition and integration of AirTran Airways, the comprehensive “Heart” brand refresh in 2014, significant domestic and international network expansion, and the 2017 switch to a new reservations system. During the global pandemic in 2020, Bob led Company efforts around voluntary retirement and leave programs that were critical to avoiding pay cuts, layoffs, and furloughs and maintaining Southwest’s record of never having a single layoff in the airline’s 50-year history. Bob is a passionate advocate of “The Southwest Way,” which refers to the Company’s core values and People-centric Culture. Bob is a proud former student of Texas A&M University, having earned an undergraduate degree in computer science and a master’s degree in business administration. Bob has served the university in many capacities, including the Mays Business School Dean’s Advisory Board, and serves as Chair of the Board of the Association of Former Students (2023). He is the recipient of the Texas A&M University Computer Science Distinguished Former Student Award, the Mays Business School Outstanding Alumni Award, and the College of Engineering’s Outstanding Alumni Award. Beyond Southwest, Bob is a member of the board of Airlines for America, the airline industry advocacy group. He serves on the board of directors for ShiftKey and is a member of the board of trustees of the Southwestern Medical Foundation and Airlink Governors Council. Bob and his wife, Kelly, are members of the Texas A&M University Legacy Society and are active in charitable organizations, including Cross Timbers Community Church, Compassion International, SOS International, and the Metropolitan Opera. They have two grown children and two grandsons. Andrew Watterson

Southwest Even Better. Senior Executive Leaders Andrew Watterson Chief Operating Officer Robert E. Jordan Andrew Watterson serves the People of Southwest Airlines as Chief Operating Officer. As COO, Andrew’s Executive guidance shapes the strategy, design, and performance of the operation and commercial organizations of the world’s largest point-to-point air carrier, the world’s most awarded airline. More than 60,000 Southwest Employees under his leadership work as a team to safely transport hundreds of thousands of Customers, their bags, and cargo each day. Andrew assumed the role of COO in October 2022, and previously served as Executive Vice President & Chief Commercial Officer, his most recent executive appointment since joining Southwest as Vice President of Network Planning and Performance in October 2013. Prior to his time at Southwest, he served as Vice President of Planning and Revenue Management at Hawaiian Airlines after 12 years as a partner with Oliver Wyman in the consulting firm’s aviation practice. Andrew also spent three years as an operations management consultant with Ernst & Young in both Atlanta and Paris. He was conferred a bachelor’s degree from Washington University in St. Louis and an MBA with concentration in Operations Management from Vanderbilt University. He served four years in the U.S. Army. Ryan C. Green

Southwest Even Better. Senior Executive Leaders Ryan C. Green Executive Vice President Commercial Transformation Andrew Watterson Ryan Green serves the People of Southwest Airlines as Executive Vice President Commercial Transformation, ensuring the seamless development and deployment of top-priority Commercial initiatives. Most recently, that includes his leadership over the Company’s transition to assigned and premium seating that will be for sale beginning in 2025. Before stepping into an elevated and focused role to drive the design and delivery of major Commercial initiatives, Ryan served as EVP & Chief Commercial Officer, providing executive leadership to the Company’s Commercial Departments, including: Commercial Planning, Customer Experience & Engagement, Digital Products, Marketing, Revenue Management & Pricing, Customer Support & Services, Customer Engagement, Innovation & Continuous Improvement, and Travel Products, as well as the Company’s sales organization supporting managed travel, Southwest Business. Across more than two decades at Southwest, Ryan has served in a number of capacities, including Chief Marketing Officer for five years, where he helped guide the digital transformation of the Marketing Department’s go-to-market capabilities, and significantly advanced the shopping, booking, and day-of-travel digital experience for Southwest Customers. Ryan is a passionate advocate for the Southwest Airlines brand and is responsible for bringing forward many revenue-generating initiatives and product enhancements. He led a revamp of the airline’s award-winning Rapid Rewards program, and introduced industry-leading Customer flexibility benefits, including an industry-first pairing of Flight Credits and Rapid Rewards Points that never expire, as well as a more flexible fare with Wanna Get Away Plus. His Teams paved the way for future onboard product enhancements, including onboard power for Customers’ devices, and he oversaw the redesign of the inflight entertainment and connectivity experience. Ryan received a bachelor’s degree in marketing from Texas A&M and serves on the University’s Mays School of Business Dean’s Advisory Board. He also is a member of the CMO Advisory Board of Ridge Ventures, an early-stage venture capital firm in Silicon Valley. Ryan and his wife, Mary, reside in Dallas, and they have three boys. They enjoy traveling together and are active in charitable organizations in the Dallas area. Tammy Romo

SouthwestEven Better. Senior Executive Leaders Tammy Romo Executive Vice President & Chief Financial Officer Ryan C. Green Tammy Romo, Executive Vice President & Chief Financial Officer, joined Southwest Airlines in 1991. As EVP and CFO, Tammy is responsible for the airline’s overall Finance activities, including: Reporting, Accounting, Investor Relations, Treasury, Tax, and Financial Planning & Analysis. Tammy also oversees the Company’s Supply Chain Management, Corporate Strategy, Fuel Strategy & Management, Fleet Strategy & Management, and Environmental Sustainability efforts. With more than three decades at the airline, Tammy is a Southwest veteran who has held many Leadership roles, including Senior Director Investor Relations, Controller, Treasurer, and SVP Planning, before being promoted to her current role as Executive Vice President and Chief Financial Officer in September 2012. Prior to joining Southwest, she was an Audit Manager at Coopers and Lybrand in Dallas. Tammy was recognized as a 2023 Most Influential Corporate Director by Womenlnc. In 2014 and 2022, Tammy was named as an Outstanding CFO for a Public Company by D CEO Magazine. In 2014, she was named CFO of the Year by the Dallas Business Journal. Tammy was appointed to the Board of Directors of Tenet Healthcare Corporation in 2015 and also serves as Chair for the Audit Committee. Tammy received a B.B.A. in Accounting from the University of Texas at Austin, where she is a member of the McCombs School Advisory Council and an Emeritus member of the Accounting Advisory Council. She is also a graduate of Leadership Texas and is a Certified Public Accountant in the State of Texas. Tammy and her husband, Adam, live in Dallas, Texas and have two grown children.

Linda Rutherford

Southwest Even Better. Senior Executive Leaders Linda Rutherford    Chief Administration Officer Linda Rutherford is the Chief Administration Officer for Dallas-based Southwest Airlines, the nation’s largest airline in terms of domestic Customer boardings. Linda is known for creating and leading powerful teams that equip, empower, and engage the business to serve its People and Customers. In her role, she provides executive leadership for Culture & Communications, Diversity, Equity & Inclusion, Internal Audit, People (Human Resources), Talent and Leadership Development, Total Rewards, Technology, Southwest Airlines University, and Artificial Intelligence & Data Transformation. Prior to joining Southwest Airlines in 1992, she began her career with Newsweek magazine in New York and was a journalist in the Dallas area, including working for the Dallas Times Herald. Linda has a passion for education. She has shared her experience with today’s youth by serving as an adjunct instructor for undergraduate courses at universities throughout the country. Regarded as an expert in her field, she also authored the foreword for The ROI of LOL (2023), a chapter in Culture Built My Brand (2021), the foreword for Business Acumen for Strategic Communicators (2020), and a chapter in Mastering Business for Strategic Communicators (released December 2017). Linda believes in giving back to the community and does so through her participation in professional organizations and through service on advisory boards. She has dedicated her time to countless organizations including: The Make-A-Wish Foundation (current board member); Arthur W. Page Society (current Trustee and co-chair of the Belong and Connect Subcommittee); Texas Tech University President’s Search Committee (2016); Texas Tech College of Media & Communications National Advisory Board (current member); and the Institute for Public Relations Board of Trustees (IPR) (current Trustee and past chair). In 2022, Linda joined San Antonio based Frost Bank’s Board of Directors. She currently serves on the Audit; Compensation and Benefits; and Corporate Governance Committees. Linda has been honored for her leadership excellence and her achievements in communications and civic involvement. Some of her recognitions include: 2023 Missouri Honor Medal for Distinguished Service; 2023 PRWeek Women of Distinction; 2022 IPR Lifetime Achievement Award; 2022 Top Women in Business, National’s Women’s Conference; 2021 Distinguished Alumni, Texas Tech Alumni Association; 2017 Citizen of the Year, Metrocrest Chamber of Commerce; 2016 Metrocrest Chamber of Commerce Business Woman of the Year; 2016 PRWeek named one of 36 Women Champions of PR; 2012 inductee into the PR News Measurement Hall of Fame; 2009 inductee in to the Texas Tech College of Mass Communications Hall of Fame; and 2008 inductee into PR News’ Public Relations Hall of Fame. Linda graduated from Texas Tech University with a bachelor’s degree in journalism. She is married to Michael, and together they are proud parents to Allison, a public health graduate student at Tulane University; and Matthew, a graduate of Rice University who works as a partnership marketing coordinator at a sports marketing agency in Houston. In her spare time, she and her husband enjoy tending to their community garden plots and traveling. Tammy Romo Justin Jones

Southwest Even Better. Senior Executive Leaders Justin Jones    Executive Vice President Operations Justin Jones leads the Southwest Teams that are responsible for Ground Operations, Technical Operations, and Air Operations as well as the Operations Strategy & Design Team. Justin joined Southwest Airlines in 2001 as a Revenue Management and Pricing Analyst, after which he held positions in Interactive Marketing, Aircraft Operations, Operations Research, Pricing, and Planning, and served as the Commercial Lead for the replacement of our reservation system. In 2016, Justin became Vice President Operational Strategy & Performance where he was responsible for the operational performance and strategic planning of Companywide initiatives that aligned and supported Southwest’s operations. Justin served in that role until September 2018 before moving to Technical Operations as Vice President Planning & Performance. In December 2021, Justin became the SVP of Operational Strategy & Design where he worked with Operational Leaders to build the plans needed to modernize the operation. Justin believes in the power of Teamwork and lives by the philosophy that if you expect the best from your People-and believe they are the best-they will make it true. Justin considers his proudest moment to be when his children, SW and Stella, were born, and he resides in the Dallas area with his wife Melissa. Justin holds a bachelor of science in economics from Texas A&M University. Linda Rutherford Jason Van Eaton

Southwest Even Better. Senior Executive Leaders Jason Van Eaton Executive Vice President, Chief Regulatory & Corporate Affairs Officer Jason Van Eaton is Executive Vice President, Chief Regulatory & Corporate Affairs Officer for Dallas-based Southwest Airlines, the nation’s largest airline in terms of domestic Customer boardings. His duties include legal, legislative and regulatory policy oversight, management of Southwest’s network airport relationships, facility construction and maintenance, corporate security, and real estate planning. Jason’s professional life has revolved around project management, strategic planning and development, and legislative and regulatory policy. Jason joined Southwest in 2015 and was named Senior Vice President in 2018. Prior to landing at Southwest, Jason held positions in the U.S. Senate for 13 years before founding a consulting services company that he managed for eight years. After two years as an outside consultant to SWA, Jason officially joined Southwest in May 2015. Jason received his bachelor’s degree from Texas Christian University. He has served as an adjunct professor in journalism/political advertising at the University of Missouri, as well. Currently, he serves on the advisory boards of the Metro Denver Economic Development Corporation, Goodwill Industries of Dallas, Greater St. Louis, Inc., and is a member of the Dallas Citizens Council. Jason lives in Dallas, Texas, with his wife, Mindy. They are proud parents to Reagan and Clay. Justin Jones Elizabeth A. Bryant

Southwest Even Better. Senior Executive Leaders Elizabeth A. Bryant Senior Vice President & Chief People Officer Elizabeth Bryant is the Senior Vice President & Chief People Officer at Southwest Airlines. She provides Executive Leadership for People (Human Resources), Talent & Leadership Development, Total Rewards, and Southwest Airlines University. Bryant is committed to serving the People and preserving the Culture of Southwest Airlines. Since joining Southwest in 1997, she’s led many initiatives, including training centralization, performance management, SAP implementation, and AirTran Integration. Elizabeth is passionate about women in leadership and dedicates her time to mentoring and sponsoring bright talent within and outside Southwest. In addition, Elizabeth serves on the Board of Directors for the Juvenile Diabetes Research Foundation and the Board of Trustees at Hawaii Pacific University. She previously served as a member of the Board of Visitors at The Catholic University of America School of Business and Economics. Elizabeth graduated with a bachelor’s degree in communication studies from California State University, Sacramento. She also holds a master’s degree in speech communication from Indiana University. Elizabeth and her husband, Torry, live in Dallas and are the proud parents of four children. Jason Van Eaton Whitney Eichinger

Southwest Even Better. Senior Executive Leaders Whitney Eichinger Senior Vice President & Chief Communications Officer Whitney leads Culture, Communications, and Employee Engagement at Southwest Airlines through a collection of Teams unified in delivering transparent and creative communications, partnering with the communities the airline serves, and supporting a highly engaged workforce that is well recognized for celebrating and delivering world-class Southwest Hospitality. Whitney’s passion for the iconic Culture of Southwest Airlines first propelled her to Vice President, Culture and Engagement where, along with a focused effort to keep the Culture strong, she led strategy and delivery of Employees’ Southwest Experience through curated Employee Insights and thoughtful Change Leadership. Prior to this role, she led the airline’s Public Relations Team directing media relations, events, and issues management. Over the span of more than two decades, Whitney has built strong relationships with peers inside and outside the airline industry. She is a member of the Arthur W. Page Society, which is the world’s leading professional association for senior public relations and corporate communications executives and educators. She also serves on the College of Charleston Communications Council which fosters collaboration between leaders of Fortune 500 Companies and those studying Communication, as she did in achieving a Bachelor of Arts in Journalism at the University of Texas at Arlington. Outside of Southwest, Whitney previously led Communications at Detroit-based Rock Ventures and Bedrock, a commercial real estate investment firm owned by Dan Gilbert, Founder and Chairman of Quicken Loans and Chairman of the Cleveland Cavaliers. Through the storytelling of the more than 100 businesses that comprise Gilbert’s Rock family of companies, Whitney’s team championed the success stories of a Detroit renaissance. Prior to that role, Whitney served at Ford Motor Co. focusing on financial, investor, and legal communications. While her professional passion is the world of communication, her love for animal welfare runs deep. She serves as Vice Chair on the Board of Directors for the SPCA of Texas and is a past chair of Fur Ball and Strut Your Mutt and hopes to be a pet foster one day! Along with their dog, Chief, Whitney, her husband, Erik, and their son Owen, live in North Texas. She fills any spare time with traveling the globe, listening to podcasts, and scouring The New York Times cooking app for new recipes. Elizabeth A. Bryant Tony Roach

Southwest Even Better. Senior Executive Leaders Tony Roach Senior Vice President & Chief Customer Officer As Southwest Airlines’ Senior Vice President and, first-ever Chief Customer Officer, Tony Roach provides Company-wide leadership to elevate the end-to-end Southwest Airlines Customer Experience. His responsibilities span multiple divisions, including Marketing, Product & Loyalty, Digital, Customer Experience, Customer Care and Innovation. Together with his Teams, Tony drives Customer demand while fostering industry-leading loyalty for Southwest Airlines. Over his two-decades of tenure at Southwest, Tony has led several high-impact initiatives, such as launching the Southwest Promise during the COVID-19 pandemic to reassure Customers of safe travel. He also revamped the Rapid Rewards loyalty program, making it easier for Customers to use their points, reach tier status, and access more benefits. One of his most notable efforts is overseeing a $2 billion plan to transform the Southwest Customer Experience, including upgrading in-flight WiFi to provide enhanced connectivity, installing in-seat power, expanding cabin space with larger overhead bins, and introducing Customer-friendly digital features like real-time bag tracking and enhanced self-service options to give Customers more control during flight disruptions. Under Tony’s Leadership, Southwest has received numerous accolades, including features in Newsweek’s America’s Best Customer Service 2024 list and being named been named the #1 Airline for Economy Class Customer Satisfaction by the J.D. Power 2024 North American Airline Satisfaction Study. These achievements not only validate his efforts, but solidifies Southwest leadership in Customer Service in the airline industry. Tony’s commitment to Southwest goes beyond the Customer Experience; he also serves as the Executive Sponsor of B.E.A.T. (Black Excellence Advancing Together), a Southwest Employee-led internal resource group. Through this program, his efforts focus on providing dedicated career education, mentorship, and community-focused initiatives to advance the professional development of Black Employees. Outside of Southwest, Tony has serves on the Children’s Health Board of Directors since 2023, further showcasing his dedication to impactful leadership and community service. Tony holds a bachelor’s degree in Marketing and Management from Abilene Christian University. He and his wife, Marja, have four children: Marley, Madyson, Bryce, and Maylen. Whitney Eichinger Lauren Woods

Southwest Even Better. Senior Executive Leaders Lauren Woods Senior Vice President Technology & Chief Information Officer Lauren Woods provides strategic and innovative Leadership as Senior Vice President & Chief Information Officer for Dallas-based Southwest Airlines, the nation’s largest airline in terms of domestic Customer boardings. Lauren’s vision is to provide Southwest with the most reliable, secure, and effective Technology solutions in the airline industry. Since joining Southwest in 2010, Lauren has led key initiatives across Southwest’s Technology Department, supporting Southwest’s Digital and Customer Channels and various Operations Teams and Platforms. Lauren was instrumental in establishing Southwest’s Amazon Web Services (AWS) Cloud Infrastructure, creating a new development and delivery platform for complex application ecosystems. She also focused heavily on the transformation of Southwest’s enterprise data platforms that drive the Company’s Data Science, Analytics, Optimization, and System integrations. Prior to Southwest, Lauren worked in the management consulting firm Diamond Management & Technology (now PWC) with clients such as Goldman Sachs, Morgan Stanley, and Travelers Insurance. Lauren’s consulting experience laid the foundation for her launch into Technology at Southwest. Lauren is passionate about cloud-native development and infrastructure, as well as Southwest’s Legendary Customer Service, and shares these passions as a board member of 66degrees, a Google Cloud Premier Partner, helping Customers master security, infrastructure, and app development in Chicago. Lauren is also passionate about the neurodiverse community and served many years on the Board of Directors, and remains actively involved at Oak Hill Academy in Dallas. Oak Hill Academy is designed around a neurodiverse learning approach that focuses on a multi-sensory model. Lauren graduated from Cornell University with a Bachelor of Science degree in Business Management & Marketing-where her love for technology began. At Cornell, she met her college sweetheart and husband, Dave, and together they are proud parents to their boys, Lucas and Chris. In her spare time, Lauren likes to ski, read, hang with her dogs, watch her oldest play music in his rock band, and cheer at their boys’ many sporting events. Tony Roach

Southwest Even Better. Our transformation journey Our People and Customers remain the Heart of our Company. As their needs evolve over time, we too evolve, firm in our commitment to meeting their needs and enhancing our business and operations. This is Southwest. Even Better.    Initiated cabin upgrades including faster WiFi, larger bins, and in-seat power    Accelerated approximately $1 billion in budgeted investments in operational, system, and maintenance upgrades    Streamlined the sales process with corporate travel managers and travel management companies with expansion of Sabre Improved operational resiliency and reliability with investments in new technology systems, more winter operations infrastructure, and enhanced cross-team collaboration    Enhanced Customer policies and flexibility with same-day change1 and same-day standby2 offerings    Introduced Southwest Business Meetings to bring a new, streamlined travel management offering for meeting planners    Announced exciting Brand modernization efforts, including a new cabin design with comfortable seats and refreshed Employee uniforms    Launched a new brand campaign, “The Big Flex,” showcasing the carrier’s flexible and Customer-friendly points of difference    Announced additional Customer Experience enhancements with assigned and premium seating Instituted 24-hour operation capabilities with overnight redeye flights (Booking on initial routes of redeye flights available now, with first flights taking off in February 2025)    [1] Free same-day change/standby Same-day change: On the day of travel, you can switch free of airline charges to another flight with space available departing on the same calendar day between the same origin airport and destination airport as your original flight. With the exception of A-List Preferred and A-List Members, Customers who purchase Wanna Get Away fares are not eligible for free same-day change. [2] Same-day standby: You can list for same-day standby on an earlier flight via a Southwest Customer Service Agent at the airport or the Southwest app or mobile web. You will receive a message based on the contact preference selected during booking if you are cleared on the flight. For both same-day change and same-day standby, you must change your flight or request to be added to the same-day standby list at least 10 minutes prior to the scheduled departure of your original flight or the no-show policy will apply. If using the app or mobile web for standby, you must list your name 30 minutes ahead of scheduled departure. You will be required to pay any government taxes and fees associated with these itinerary changes but refunds will be provided. Your original boarding position is not guaranteed. Southwest Business Customers booked through travel agencies may need to see a Southwest agent at the airport for both a same-day change or standby listing. See Southwest.com/standby for more details.

Southwest Even Better. Recognition    At Southwest, we rally together around the shared idea of always striving for better.    For more than 53 years, we have made our mark, demonstrated what makes us unique, and, in doing so, have proven our value to our Shareholders and millions of Customers and Employees. We are proud of the consistent recognition we have received throughout our history by peers and industry Leaders alike. #1 Airline for Economy Class Customer Satisfaction, for the third year running by J.D. Power2 FORTUNE’S World’s Most Admired Companies Award (since 2009)1 NEWSWEEK’s America’s Best Customer Service Award (2024) NEWSWEEK’s America’s Most Responsible Companies Award (2024) ELLIOTT ADVOCACY’S Readers’ Choice Award -Airline (domestic) (2024) WALL STREET JOURNAL’S Best Managed Companies Award (2023) NEWSWEEK’s America’s Greatest Workplaces for Women (2023) NEWSWEEK’s America’s Greatest Workplaces for Diversity (2023) FREDDIE AWARDS Best Customer Service (Airline): Southwest Rapid Rewards™ (2023) VIQTORY’s Military Friendly Company Award (2023) LATINO LEADERS MAGAZINE’S Best Companies to Work for Latinos Award (2023) SUSTAIN ABILITY, ENVIRONMENTAL ACHIEVEMENT, AND LEADERSHIP (“SEAL”) Business Award (2023) [1] From Fortune, ©2024 Fortune Media IP Limited. All rights reserved. Used under license. Fortune is a registered trademark and Fortune World’s Most Admired Companies™ is a trademark of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of Southwest Airlines. [2] Southwest Airlines Co. received the highest score in the Economy Class segment of the J.D. Power 2022-2024 North American Airline Satisfaction Studies of passengers’ satisfaction with their airline experience. Visitjdpower.com/awards for more details. Words from Industry Leaders, Analysts, and Supporters who know us well    “Southwest has a very strong balance sheet and has had for many years ... a careful thought-out strategy with the right leadership and board support...” Oscar Munoz, Former United Airlines CEO featured in Fortune on August 22, 2024     “... no business stays the same in a 50-year-plus operating history, and this evolution of how Southwest is going to do business makes a lot of sense ...” Henry Harteveldt, Aviation Industry Analyst featured in the Chicago Tribune on July 25, 2024     “We recently had the opportunity to visit with Bob Jordan (CEO), Tammy Romo (CFO), and Andrew Watterson (COO); we’re walking away concluding that management is about to make decisions that are quite consequential to Southwest and to the industry. In short, LUV is not yet done being an industry disrupter.” Daniel McKenzie, Seaport Research Analyst featured in report released on June 26, 2024    Permission to use quotes neither sought nor obtained

Southwest Even Better. News Releases    Press releases SEP 2024 26 Southwest Airlines Unveils it’s “Southwest. Even Better.” Transformational Plan at Investor Day Reimagines core product to meet evolving Customer preferences and increase revenue opportunities Launches new commercial initiatives to enhance...    Read More SEP 2024 26 Southwest Airlines Appoints Robert Fornaro to Board of Directors DALLAS-Sept. 26, 2024—Southwest Airlines Co. (NYSE: LUV) (the “Company”) has appointed Robert “Bob” Fornaro as a member of the Board, effective...    Read More SEP 2024 24 Southwest Airlines Responds to Elliott Management’s Shareholder Letter and Provides Update on Engagement DALLAS Sept. 24, 2024—Southwest Airlines Co. (NYSE: LUV) (the “Company”) today issued a response to Elliott Investment Management L.P.’s...    Read More SEP 2024 10 Southwest Airlines Announces Next Phase of Comprehensive Board Refreshment Six Directors to Retire in November; Gary Kelly to Retire Immediately After 2025 Annual Meeting Board Intends to Appoint Four New Independent...    Read More SEP 2024 10 Gary Kelly Letter to Southwest Shareholders September 10, 2024 Dear Southwest Shareholders, I’ve had the great honor and privilege to serve as an Employee and Officer of Southwest Airlines...    Read More JUL 2024 25 Southwest Airlines Launches Enhancements to Transform Customer Experience and Improve Financial Performance Decides to assign seats and offer premium seating options to meet evolving Customer preferences and increase revenue opportunities Introduces...    Read More JUL 2024 25 Organizational Announcements to Drive Progress on Strategic Initiatives Southwest Airlines announced several initiatives designed to drive progress on its plan, including the following organizational moves....    Read More JUL 2024 8 Southwest Airlines Announces Appointment of Rakesh Gangwal, Experienced Airline Executive and Entrepreneur, to Board of Directors The Board of Directors of Southwest Airlines Co. (NYSE: LUV) (“Southwest”) (the “Company”) has appointed Rakesh Gangwal as a member of the Board,...    Read More Other materials SEP 2024 26 2024 Investor Day Presentation View the business plan presented by the Southwest leadership team at the September 26, 2024 Investor Day. Download the business plan...    Read More SEP 2024 Gary Kelly Letter to Southwest Shareholders Dear Southwest Shareholders, I’ve had the great honor and privilege to serve as an Employee and Officer of Southwest Airlines for the past 38...    Read More

Southwest Even Better. TRANSFORMATION JOURNEY | LEADERSHIP | RECOGNITION | NEWS RELEASES | CONTACT US Documents    2024 Investor Day Presentation    September 26, 2024 View the business plan presented by the Southwest leadership team at the September 26, 2024 Investor Day. Download the business plan (pdf)

Southwest Even Better. TRANSFORMATION JOURNEY | LEADERSHIP | RECOGNITION | NEWS RELEASES | CONTACT US Contact us Investors investor.relations@wnco.com Media swamedia@wnco.com

Exhibit 2

Southwest is always striving for better. That’s how we got where we are today.

We’ll continue to evolve and stay true to what’s uniquely Southwest. We’re creating smoother experiences, helping our Teams be more efficient, and giving our Customers more flexibility and comfort.

It’s taking big moves across our business, and our Teams are making it happen. Let’s take a look at where we’re already investing in a better Southwest.

We’re enhancing our Customer Experience to offer tools and services that travelers expect. With every improvement aiming to highlight our Legendary Hospitality. We’re making big strides to match our unique experience with today’s travel preferences.

Southwest Customers have more opportunities to self-serve throughout their journey. Onboard, our planes now offer some major upgrades, from in-seat power to bigger bins and faster Wi-Fi.

With an entirely new seat design on the way, we’ll soon offer assigned and premium seating with extra legroom, along with an updated boarding process and a refreshed plane interior built for comfort.

Beyond an enhanced flight, we’ll soon give Customers more opportunities to choose Southwest to package their vacations with our new product, Getaways by Southwest.

We’ve always been known for keeping our aircraft moving efficiently – and we are doing even more to transform the way we turn our aircraft between flights to get you on your way as quickly and as safely as possible.

That’s meant moving away from paper processes to put more information at our Employees’ fingertips, and all the places where their Teamwork helps keep you on time.

Anywhere you count on us for things to move like clockwork, we’ve worked to minimize the time it takes to get information.

You’ll see our investments everywhere, at our gates, on jetbridges, and onboard, to deliver you information when you need it.

Bags Fly Free on Southwest, and our Customers love us for it!

From airport curbs to lobbies to baggage claims and all the places in between, we’re honing in on improving the steps that keep bags moving at a perfect pace. And to keep everyone on the same page, so the focus is always on keeping things running safely and smoothly.

We’re evolving our network to offer routes and destinations our Customers want. We’re offering more itineraries, including, for the first time, redeye flying. And we’re expanding our reach around the globe by partnering with other airlines to get you to more places all over the world.

We’ve changed a lot throughout our history, but we’ve always remained true to the Heart of Southwest. That’s brought decades of reliable performance, generations of Customer satisfaction...a deeper loyalty for service and flexibility that only Southwest can deliver.

The efficiency of our operation lowers our costs, and that helps us keep fares low.

The warmth of our People is what brings travelers back over and over again.

It’s our resilience, determination, and Heart that have fueled our mission for more than 53 years and we will not lose sight of that as we fly into tomorrow. We’re building an even better Southwest.

Exhibit 3

Southwest Airlines Unveils it’s “Southwest. Even Better.” Transformational Plan at Investor Day

September 26, 2024

•	Reimagines core product to meet evolving Customer preferences and increase revenue opportunities

•	Launches new commercial initiatives to enhance Customer Experience and drive value while preserving flexible policies like bags fly free[1]

•

Expects to deliver in 2027: approximately $4 billion[2] in cumulative incremental earnings before interest and taxes (EBIT) contribution and after-tax return on invested capital (ROIC) of 15 percent or greater, well above weighted average cost of capital (WACC)

•	Board approves $2.5 billion share repurchase program

DALLAS—Sept. 26, 2024-Southwest Airlines Co. (NYSE: LUV) (“Southwest®” or the “Company”) today will host an Investor Day briefing in Dallas where Southwest Leaders will outline next steps in a comprehensive three-year plan that builds upon the Company’s unique business model for an even better Southwest. The carrier is transforming its Customer Experience to provide more choices and greater comfort for Customers, designed to drive revenue growth and return the carrier to industry-leading profitability.

“We’re now ushering in a new era at Southwest, moving swiftly and deliberately to transform the Company by elevating the Customer Experience, improving financial performance, and driving sustainable Shareholder value,” said Bob Jordan, President, Chief Executive Officer, and Vice Chairman of the Board.

Key themes and new initiatives to be detailed at Investor Day include:

Transforming Our Product to Meet Customer Preferences

Southwest’s transformation is guided by data-driven research of travelers’ changing needs and expectations. Southwest’s evolution will provide even more choices for its Customers and preserve aspects of the business that make the airline unique among its competitors:

•

Assigned Seating: Southwest will broaden its consumer appeal and boost demand through an assigned seating model. Airline passengers now have a clear preference for seat assignments: 80 percent of Southwest Customers and 86 percent of passengers who choose other airlines want assigned seats. Southwest flies farther than ever, and seat assignments are a higher priority on long-haul flights. The Company expects to begin selling assigned seats in the second half of 2025, with its first flights operating with the new model in the first half of 2026.

•

Premium Seating: Market research shows that the preference for an assigned seat with extra legroom offers broad appeal for both business and leisure travelers. Southwest will offer extra legroom options with up to five additional inches of pitch for approximately a third of its seats while maintaining a standard economy seat pitch among the best in the industry. New seating product options will drive demand and are expected to generate more revenue per passenger.

•

Southwest Boarding with Upgrades: Southwest will evolve its boarding process with seat assignments while focusing on operational efficiency and improving the Customer Experience. The updated boarding process will maintain Southwest’s unique and popular approach in boarding through position numbers and signage displayed on stanchions within the gate area. The carrier’s most loyal Customers and those who purchase premium seating will continue to be among the first to board.

•

Bags Continue to Fly Free: Extensiveresearch reinforces Southwest’s bags fly free® policy[1] remains the most important feature by far in setting Southwest apart from other airlines. Based on Southwest’s research, the Company believes that any change in the current policy that provides every Customer two free checked bags[1] would drive down demand and far outweigh any revenue gains created by imposing and collecting bag fees.

“We’ve spent the past few years laying a foundation that serves as the base of our transformation,” said Ryan Green, Executive Vice President Commercial Transformation. “We’ve already started rolling out modernized cabins with improved WiFi, in-seat power, larger overhead bins, enhanced operational efficiencies, and optimized flight schedules. We will continue to build upon our unique competitive advantages, while adapting to consumer priorities in today’s dynamic environment.”

New Offerings to Broaden Appeal and Strengthen Reyenue

In addition to offering more Customer choice, Southwest will launch new capabilities and products designed to add value and revenue potential:

•

Global Airline Partnerships: Southwest is formalizing partnerships with international carriers to expand its network and connect Customers with more global destinations to generate additional demand for travel across the Southwest network. Icelandair will become Southwest’s initial partner with an expected launch in 2025 through Baltimore-Washington International Airport, which will serve as its first U.S. gateway for the carriers. The Icelandair partnership will expand gateways throughout 2025, and Southwest intends to add at least one additional partner carrier next year.

•

Getaways by Southwest: In 2025, the Company intends to launch a new product, Getaways by Southwest, offering vacation packages that are unique to the industry and come with friendly policies that Customers expect from a Southwest-operated venture. These customizable vacation bundles will feature Southwest’s generous cancellation policy and flexibility with its no change fees for flights extending to hotels and other elements of packaged vacations.

•

Rapid Rewards®[3] Enhancements: Throughout the transformation, all Members will earn and redeem points at the same rate that they do today, and Southwest will continue to offer no blackout dates, uncapped reward seat availability, and points that don’t expire. The airline will update its Tier Benefits with the transformation giving A-List and A-List Preferred Members even better benefits. The airline also soon will share updates to its credit card program, including how assigned seats and premium seating will offer Cardmembers even more value. Until then, Cardmembers will continue to take advantage of their current card benefits. Eventually, Rapid Rewards Members also will have more opportunities to earn and redeem points for longer-haul international destinations with development of its airline partnerships and the evolution of its Getaways by Southwest product.

Optimizing Operational Efficiencies

Southwest is focusing on operational efficiencies to mitigate cost pressures and modernize processes. These efforts are designed to fund nearly all new capacity growth over the next three years without incremental aircraft capital deployment:

•	24-Hour Operations: In February 2025, Southwest expects to begin offering redeye flying in key markets to maximize aircraft utilization.

•

Turn Times Between Flights: The airline is aiming to further reduce the time it takes to turn an aircraft, which is intended to increase its aircraft productivity, while making day-to-day processes easier for Employees.

Delivering a Financial Plan to Drive Sustainable Profitability and Shareholder Returns

“The strategic vision announced today is designed to return us to financial prosperity and drive value creation,” said Tammy Romo, Executive Vice President and Chief Financial Officer. “We have a clear and measurable path that we expect will enable us to cover our WACC in 2026 and achieve after-tax ROIC of at least 15 percent in 2027.”

Key elements of Southwest’s financial plan include:

•

Cost Discipline: The Company’s multi-year plan is expected to deliver an estimated $500 million run rate of cost savings in 2027, by minimizing hiring, optimizing scheduling efficiency, capitalizing on supply chain opportunities, and improving corporate efficiency.

•

Strategic Fleet Management: Southwestis pursuing opportunities to monetize the value of its fleet order book and drive a significant fleet modernization, with the goal of achieving an average fleet age of just five years in 2031. The Company’s fleet strategy is expected to reduce average aircraft capital expenditures to approximately $500 million through 2027.

•

Prudent Capital Deployment: Southwest is balancing its capital allocation priorities to minimize capital expenditures on aircraft, continue investing in infrastructure that optimizes operations, and manage debt to preserve the airline’s investment-grade balance sheet, all while returning capital to Shareholders through dividends and share repurchases. The Board of Directors today approved a $2.5 billion share repurchase program, reflecting the Board’s confidence in the strategic plan and new revenue-generating initiatives, and in management’s ability to execute.

Financial Targets

The Company’s three-year financial plan is expected to support its long-term targets for sustainable profitability:

•	Approximately $4 billion[2] in cumulative incremental run rate EBIT contribution in 2027

•	ROIC of 15 percent or greater, well above WACC in 2027

Investor Day Webcast Details

Southwest Airlines’ Investor Day begins at 10:30 a.m. Eastern Daylight Time, 9:30 a.m. Central Daylight Time, and will be webcast live through a link available on the Investor Relations page at Southwest.com.

1 First and second checked bags. Weight and size limits apply.

2 Estimated cumulative run rate EBIT contribution to the Company’s 2027 base business financial performance from its portfolio of initiatives included in its comprehensive three-year financial plan.

3All Rapid Rewards rules and regulations apply and can be found at Southwest.com/rrterms.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Specific forward-looking statements include, without limitation, statements related to (i) the Company’s initiatives, strategic priorities and focus areas, plans, goals, and opportunities, including with respect to (a) increasing revenue opportunities, (b) enhancing the Customer experience, (c) building value drivers, (d) driving revenue growth, (e) improving financial performance and returning to industry-leading profitability, (f) driving sustainable profitability and Shareholder value, (g) Shareholder returns, (h) financial prosperity, (i) value creation, (j) operational efficiency, (k) managing and mitigating cost pressures and removing costs, (I) capital deployment and allocation, and (m) extracting value from the fleet and the fleet order book; (ii) the Company’s financial and operational outlook, expectations, goals, plans, strategies, and projected results of operations, including with respect to its initiatives, and including factors and assumptions underlying the Company’s expectations and projections; (iv) the Company’s expectations with respect to the U.S. airline industry, Passenger demand, and backdrop trends; (iii) the Company’s plans and expectations with respect to assigned and premium seating, including expected benefits, Customer demand, timing of implementation and bookings, retrofits, cabin layout, and FAA certification; (iv) the Company’s plans and expectations with respect to the boarding model; (v) the Company’s plans and expectations with respect to airline partnerships and enhanced vacation products, including Getaways by Southwest; (vi) the Company’s plans and expectations with respect to its Rapid Rewards Program, including planned enhancements, and loyalty revenue performance; (vii) the Company’s fleet plans and expectations, including with respect to fleet utilization, fleet modernization, fleet management, flexibility, expected fleet deliveries and retirements, refreshed cabin design, in-seat power, larger overhead bins, increased WiFi, and new seats, and including factors and assumptions underlying the Company’s plans and expectations; and (viii) the Company’s plans, estimates, and assumptions related to repayment of debt obligations, leverage, credit ratings, interest expense, effective tax rate, capital spending, infrastructure spending, capital allocation, and shareholder returns, including factors and assumptions underlying the Company’s expectations and projections. These forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, economic conditions, fuel prices, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management and assigned and premium seating; (iii) the cost and effects of the actions of activist shareholders; (iv) the Company’s ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (v) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, Boeing MAX 7 aircraft certifications, fleet and capacity plans, operations, maintenance, strategies, and goals; (vi) the Company’s dependence on the Federal Aviation Administration with respect to safety approvals for the new cabin layout and the certification of the Boeing MAX 7 aircraft; (vii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, and Global Distribution Systems, and the impact on the Company’s operations and results of operations of any third party delays or nonperformance; (viii) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (ix) the impact of labor matters on the Company’s business decisions, plans, strategies, and results; (x) the impact of governmental regulations and other governmental actions on the Company’s business plans, results, and operations; (xi) the Company’s dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies, and initiatives; (xii) the emergence of additional costs or effects associated with the cancelled flights in December 2022, including litigation, government investigation and actions, and internal actions; and (xiii) other factors, as described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.

ABOUT SOUTHWEST AIRLINES CO.

Southwest Airlines Co. operates one of the world’s most admired and awarded airlines, offering its one-of-a-kind value and Hospitality at 117 airports across 11 countries. Southwest took flight in 1971 to democratize the sky through friendly, reliable, and low-cost air travel and now carries more air travelers flying nonstop within the United States than any other airline4. Based in Dallas and famous for an Employee-first corporate Culture, Southwest maintains an unprecedented record of no involuntary furloughs or layoffs in its history. By empowering its more than 74,0005 People to deliver unparalleled Hospitality, the maverick airline cherishes a passionate loyalty among more than 137 million Customers carried in 2023. That formula for success brought industry-leading prosperity and 47 consecutive years6 of profitability for Southwest Shareholders (NYSE: LUV). Southwest leverages a unique legacy and mission to serve communities around the world including harnessing the power of its People and Purpose to put communities at the Heart of its success. Learn more by visiting Southwest.com/citizenship. As the airline with Heart, Southwest has set a goal to work toward achieving net zero carbon emissions by 20507. Southwest has also set near-term targets and a three-pillar strategy to achieve its environmental goals. Learn more by visiting Southwest.com/planet.

4 Based on U.S. Dept. of Transportation quarterly Airline Origin & Destination Survey since Ql 2021

5 Fulltime-equivalent active Employees

61973-2019 annual profitability

7 Our net zero by 2050 goal includes Scope 1, Scope 2, and Scope 3 Category 3 emissions only and excludes any emissions associated with non-fuel products and services, such as inflight service items.

Media Contacts: Visit the Southwest Newsroom at swamedia.com for multimedia assets and other Company news.

Important Additional information

The Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s next meeting of Shareholders (whether an Annual or Special Meeting of Shareholders (the “Shareholder Meeting”)). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER MEETING. Shareholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings.

Participant Information

For participant information, see the Company’s soliciting material filed as “DEFA14A” with the SEC on Sept. 10, 2024, and available here.

Southwest Airlines Appoints Robert Fornaro to Board of Directors

September 26, 2024

DALIAS-Sept. 26, 2024 - Southwest Airlines Co. (NYSE: LUV) (the “Company”) has appointed Robert “Bob” Fornaro as a member of the Board, effective immediately.

Fornaro is an accomplished airline executive with four decades of experience in the industry. He previously served on the Board of Directors of Spirit Airlines beginning in May 2014 until September 2019 and as President and Chief Executive Officer from January 2016 until December 2018, during which time he led the low-cost carrier through a period of substantial growth and transformation. Previously, he was President and Chief Executive Officer of AirTran Holdings Inc. from November 2007 until May 2011. Fornaro served as a consultant to Southwest Airlines from 2011 to 2014 following its acquisition of AirTran in 2011, and again from 2020 to 2024 following his resignation as President and CEO of Spirit Airlines. Prior to his role as CEO of AirTran, he served as President and Chief Operating Officer from March 2001 until November 2007 and President and Chief Financial Officer from March 1999 until August 2000. He also previously served as Chairman of both AirTran Airways Inc. and AirTran Holdings Inc. Before joining AirTran, Fornaro operated a successful aviation consulting practice and served in senior marketing and planning positions at US Airways and Northwest Airlines.

“Bob is an exceptional leader and brings a wealth of industry experience to our Board,” said Gary Kelly, Executive Chairman of the Board. “As a former consultant to Southwest, Bob has provided an objective review and important perspective on Southwest’s transformation plan, and he has a strong appreciation for Southwest’s unique business model and strategic advantages. His deep experience leading multiple airlines will be instrumental as we continue with our Board refreshment plan to add best-in-class Directors who will bring complementary skills and hold our Leadership Team accountable for delivering results.”

“Southwest Airlines has both a storied history and tremendous potential,” said Fornaro. “I look forward to further collaborating with members of the Board as we guide the Company’s Leadership Team in implementing its strategy. I am confident in Bob Jordan and the Leadership Team’s ability to execute its transformation plan and deliver improved performance and Shareholder returns.”

With Fornaro’s appointment, the Company has added ten new highly qualified Directors over the past three years, including the recent appointments of Rakesh Gangwal, co-founder of India’s largest airline, InterGlobe Aviation (IndiGo) and previous executive at US Airways Group and United Airlines, and Lisa Atherton, president and CEO of Bell. Fornaro’s appointment follows Southwest Airlines’ recent announcement of its next phase of comprehensive Board refreshment, which includes six retirements in November and Executive Chairman Gary Kelly’s retirement at the 2025 Annual Meeting, the anticipated appointment of three new independent Directors, and the naming of new Committee Chairs and a new Lead Independent Director.

Fornaro currently serves on the boards of Avianca, Colombia’s largest airline, and WestJet, Canada’s second-largest carrier. Fornaro earned a master’s degree in city and regional planning from Harvard University and a bachelor’s degree in economics from Rutgers College.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Specific forward-looking statements include, without limitation, statements related to the Company’s focus areas, goals, strategies, and initiatives, including with respect to transforming the business, improving performance, and Shareholder returns. These forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors, consumer perception, economic conditions, fuel prices, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management; (iii) the cost and effects of the actions of activist shareholders; (iv) the Company’s ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (v) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, fleet and capacity plans, operations, maintenance, strategies, and goals; (vi) the Company’s dependence on the Federal Aviation Administration with respect to safety approvals for the Company’s new cabin layout and the certification of the Boeing MAX 7 aircraft; (vii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, Global Distribution Systems, and the impact on the Company’s operations and results of operations of any third party delays or non-performance; (viii) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (ix) the impact of governmental regulations and other governmental actions on the Company’s business plans, results, and operations; and (x) other factors, as described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.

About Southwest Airlines Co.

Southwest Airlines Co. operates one of the world’s most admired and awarded airlines, offering its one-of-a-kind value and Hospitality at 117 airports across 11 countries. Southwest took flight in 1971 to democratize the sky through friendly, reliable, and low-cost air travel and now carries more air travelers flying nonstop within the United States than any other airline1. Based in Dallas and famous for an Employee-first corporate Culture, Southwest maintains an unprecedented record of no involuntary furloughs or layoffs in its history. By empowering its more than 74.0002 People to deliver unparalleled Hospitality, the maverick airline cherishes a passionate loyalty among more than 137 million Customers carried in 2023. That formula for success has brought industry-leading prosperity and 47 consecutive years3 of profitability for Southwest Shareholders (NYSE: LUV). Southwest leverages a unique legacy and mission to serve communities around the world including harnessing the power of its People and Purpose to put communities at the Heart of its success. Learn more by visiting Southwest.com/citizenship. As the airline with Heart, Southwest has set a goal to work toward achieving net zero carbon emissions by 20504. Southwest has also set near-term targets and a three-pillar strategy to achieve its environmental goals. Learn more by visiting Southwest.com/planet.

1 Based on U.S. Dept. of Transportation quarterly Airline Origin & Destination Survey since Ql 2021

2 Fulltime-equivalent active Employees

3 1973-2019 annual profitability

4 Southwest’s net zero by 2050 goal includes Scope 1, Scope 2, and Scope 3 Category 3 emissions only and excludes any emissions associated with non-fuel products and services, such as inflight service items.

Important Additional Information

The Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s next meeting of Shareholders (whether an Annual or Special Meeting of Shareholders (the “Shareholder Meeting”)). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER MEETING. Shareholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings.

Participant Information

For participant information, see the Company’s soliciting material filed as “DEFA14A” with the SEC on September 10, 2024 and available here.

Media Contacts:

Visit the Southwest Newsroom at swamedia.com for multimedia assets and other Company news.

###

Southwest Airlines Responds to Elliott Management’s Shareholder Letter and Provides Update on Engagement

September 24, 2024

DALLAS Sept. 24, 2024 - Southwest Airlines Co. (NYSE: LUV) (the “Company”) today issued a response to Elliott Investment Management LP.’s (“Elliott”) recent Shareholder letter and provided an update on its engagement with Elliott ahead of the Company’s long-planned Investor Day set for Thursday, September 26:

Elliott Engagement Update

Southwest has made every effort to reach a constructive resolution with Elliott, including over a dozen phone calls with Elliott representatives, several in-person meetings and an offer for Elliott to participate in the Company’s Board refreshment process and understand its views on Southwest’s business and strategy. It’s unfortunate that Elliott has not only completely failed to engage constructively, but today has continued its pattern of launching public ambushes and is seeking to disrupt Southwest’s upcoming Investor Day.

Before even speaking with CEO Bob Jordan or hearing about the Company’s plans, Elliott predetermined its position and has remained entrenched in demanding a supermajority of the Board and immediate CEO change. Since June, members of the Board have met with many investors to solicit candid feedback on Southwest’s strategy and path forward. It is clear Shareholders desire that Southwest engage and seek a compromise with Elliott that is in all Shareholders’ best interests and allows the Company to focus on executing its transformative strategy to move Southwest forward. The Board has repeatedly sought to do exactly this, but acquiescing to a single Shareholder’s demand for absolute control of the Company is not a compromise.

Recent Board Refreshment

Southwest recently announced the next phase of its Board transformation and invited Elliott’s participation in that process. The Board’s refreshment plans include six retirements in November and Executive Chairman Gary Kelly’s retirement at the 2025 Annual Meeting, the anticipated appointment of four new Directors, and the naming of new Committee Chairs and a new Lead Independent Director. Before announcing these significant steps, members of the Board met with Elliott to propose a resolution framework that included giving due consideration to appointing up to three Elliott candidates to the Board. Elliott itself acknowledged that the announced changes are “unprecedented.”

In response, Elliott has inexplicably refused to allow its candidates to meet with the Board and required them to sign agreements that explicitly prevent them from joining the Board without Elliott’s approval. Further, all of Elliott’s candidates declined or ignored direct invitations to meet with representatives of Southwest’s Nominating and Corporate Governance Committee. The Southwest Board remains willing to consider in good faith Elliott’s Director candidates for appointment to the Board, if Elliott will allow the Board to meet them.

In the meantime, Southwest will continue its Board refreshment to ensure the Board maintains fresh perspectives and strong oversight. The airline has added or appointed eight highly qualified independent Directors over the past three years, including the Company’s newest Directors Rakesh Gangwal, co-founder of India’s largest airline, InterGlobe Aviation (lndiGo) and previous executive at US Airways Group and United Airlines, and Lisa Atherton, president and CEO of Bell. The Company continues to cultivate a strong pipeline of potential candidates who would bring relevant experience to the Southwest Board.

Transformation Plan & Leadership

Southwest is executing a transformational plan including tactical and strategic initiatives that will position the airline to elevate the Customer Experience, improve financial performance and drive sustainable Shareholder value. The Company is hosting its Investor Day in Dallas on Thursday, September 26 when Shareholders will have the opportunity to hear more about these initiatives and Southwest’s plan to restore its industry leading performance. Elliott’s attempt to disrupt the Investor Day and failure to offer any feedback or suggestions on Southwest’s transformational plan reveals that Elliott continues to value public attacks and seizing control of the Company over the airline’s future and all of its Shareholders’ interests.

The Southwest Board strongly believes that CEO Bob Jordan is the right Leader to successfully execute the Company’s robust strategy to transform the airline and deliver sustainable Shareholder value. Any Leadership change amid such a significant transformation would be detrimental to all Shareholders, and handing control of the Board to Elliott and its Director candidates—when Elliott has not articulated any ideas for improving Southwest’s business plan and operations—would present a catastrophic risk to Shareholders.

Special Meeting

For months, Elliott has publicly threatened its intention to call a Special Meeting. In response, Southwest has been taking the necessary preliminary steps, including providing notice to the New York Stock Exchange of potential record dates, so that it is well prepared for all scenarios and can fulfill its special meeting obligations, especially considering it takes several weeks to set a record date under SEC rules. Elliott’s suggestion that Southwest has set “false record dates” as a defensive strategy is untrue and disingenuous; Elliott is well aware that the use of rolling record dates to facilitate efficient and timely Shareholder action is common practice when the timing of an upcoming meeting (particularly a threatened Special Meeting) is unknown. If Elliott submits a request for a Special Meeting, the Board will fulfill its duties to carefully review the request in good faith. Shareholders need not take action at this time.

BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as financial advisors to Southwest Airlines and Vinson & Elkins L.L.P. and Kirkland & Ellis LLP are acting as legal advisors.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Specific forward-looking statements include, without limitation, statements related to (i) the Company’s plans with respect to Board refreshment and (ii) the Company’s focus areas, goals, strategies, and initiatives, including with respect to transforming the business, elevating the Customer Experience, improving financial performance, driving sustainable Shareholder value, and restoring industry-leading performance. These forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors, consumer perception, economic conditions, fuel prices, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management; (iii) the cost and effects of the actions of activist Shareholders; (iv) the Company’s ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (v) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, fleet and capacity plans, operations, maintenance, strategies, and goals; (vi) the Company’s dependence on the Federal Aviation Administration with respect to safety approvals for the Company’s new cabin layout and the certification of the Boeing MAX 7 aircraft; (vii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, Global Distribution Systems, and the impact on the Company’s operations and results of operations of any third party delays or non-performance; (viii) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (ix) the impact of governmental regulations and other governmental actions on the Company’s business plans, results, and operations; and (x) other factors, as described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.

ABOUT SOUTHWEST AIRLINES CO.

Southwest Airlines Co. operates one of the world’s most admired and awarded airlines, offering its one-of-a-kind value and Hospitality at 117 airports across 11 countries. Southwest took flight in 1971 to democratize the sky through friendly, reliable, and low-cost air travel and now carries more air travelers flying nonstop within the United States than any other airline1. Based in Dallas and famous for an Employee-first corporate Culture, Southwest maintains an unprecedented record of no involuntary furloughs or layoffs in its history. By empowering its more than 74.0002 People to deliver unparalleled Hospitality, the maverick airline cherishes a passionate loyalty among more than 137 million Customers carried in 2023. That formula for success brought industry-leading prosperity and 47 consecutive years3 of profitability for Southwest Shareholders (NYSE: LUV). Southwest leverages a unique legacy and mission to serve communities around the world including harnessing the power of its People and Purpose to put communities at the Heart of its success. Learn more by visiting Southwest.com/citizenship. As the airline with Heart, Southwest has set a goal to work toward achieving net zero carbon emissions by 20504. Southwest has also set near-term targets and a three-pillar strategy to achieve its environmental goals. Learn more by visiting Southwest.com/planet.

1. Based on U.S. Dept. of Transportation quarterly Airline Origin & Destination Survey since Ql 2021

2. Fulltime-equivalent active Employees

3. 1973-2019 annual profitability

4. Our net zero by 2050 goal includes Scope 1, Scope 2, and Scope 3 Category 3 emissions only and excludes any emissions associated with non-fuel products and services, such as inflight service items.

Media Contacts: Visit the Southwest Newsroom at swamedia.com for multimedia assets and other Company

Southwest Airlines Announces Next Phase of Comprehensive Board Refreshment

September 10, 2024

•	Six Directors to Retire in November; Gary Kelly to Retire Immediately After 2025 Annual Meeting

•	Board Intends to Appoint Four New Independent Directors, Potentially Including Candidates Proposed by Elliott Investment Management L.P., in Near Term

•	Board Eliminates Executive Committee Structure and Creates New Finance Committee; New Committee Chairs and Lead Independent Director to be Named

•	Board Reiterates Support for Bob Jordan as CEO

•	Southwest Airlines Board and Elliott Investment Management LP. Continue Engagement Toward a Collaborative Resolution

/PRNewswire/ - Southwest Airlines Co. (NYSE: LUV) (the “Company”) today announced the next phase of the Board’s transformation, including significant ongoing refreshment. The Board presented its plans at a meeting yesterday and invited Elliott Investment Management L.P. (“Elliott”) to participate in refreshment efforts and other corporate governance changes. Southwest Airlines intends to continue its constructive engagement with Elliott toward a collaborative resolution in the near term.

Southwest Airlines Executive Chairman Gary Kelly also is sending a letter to Shareholders today detailing these changes, which can be viewed here, highlighting the following:

Board Composition and Refreshment

Executive Chairman Gary Kelly has announced his intention to voluntarily retire from the Board and his Executive Chairman position effective immediately after the 2025 Annual Meeting. Six current Directors have informed the Board of their plans to voluntarily step down immediately after the Company’s regularly scheduled Board meeting in November:

•	David Biegler (Compensation Committee Chairman)

•	Veronica Biggins (Nominating and Corporate Governance Committee Chair)

•	Senator Roy Blunt

•	Dr. William Cunningham (Lead Director)

•	Thomas Gilligan (Audit Committee Chairman)

•	Jill Soltau

The Southwest Airlines Board deeply appreciates the service of the outgoing Directors, each of whom offered unique experience and expertise that benefitted all Shareholders. The Company wishes them all the best in their future endeavors.

The Board anticipates appointing four new independent Directors in the near future. In addition to considering Elliott’s Director candidates, the Nominating and Corporate Governance Committee has engaged a leading independent search firm to identify and review strong candidates who can bring complementary skills and experience to lead the airline forward.

The airline has added or appointed eight highly qualified Directors over the past three years, including the recent appointment of Rakesh Gangwal, co-founder of India’s largest airline, InterGlobe Aviation (IndiGo). With these changes, the Company expects the number of Directors serving on the Board to be reduced to 13 following the regularly scheduled November Board meeting and to 12 following the 2025 Annual Meeting. Inclusive of all of these changes, 75% of the airline’s Directors will have three years or less tenure on the Board as of the 2025 Annual Meeting and the average Board tenure will be approximately 2.5 years, reduced from 7.3 today.

Corporate Governance Changes

Consistent with feedback from Shareholders, the Board has eliminated the Executive Committee structure and created a new Finance Committee with a mandate focused on assisting the Board with oversight of financial, operational, and business plans and strategies, major transactions, capital structure and capital allocation priorities, among other duties. In connection with the planned Director retirements in November and other Board committees being reconstituted at that time, the Finance Committee also will be reconstituted to include both new and incumbent Directors with relevant strategy and financial expertise. The Board will name a new Lead Director and new Committee Chairs for each of the Audit, Compensation, and Nominating and Corporate Governance Committees at that time as well.

The comprehensive changes announced today reflect feedback from a variety of Southwest Airlines Shareholders collected through direct engagement by the Board and build upon deliberate actions by the Board to embrace fresh perspectives. To supplement the Board’s oversight, the Company has brought in outside experts and consultants who have provided independent scrutiny and comprehensive analyses of the plan, including former CEO of Spirit Airlines and AirTran Airways, Robert Fornaro.

These moves are intended to further strengthen the Board’s ability to provide effective oversight and to hold Management accountable as it continues to execute its strategic plan.

Board Confident in CEO Bob Jordan and Committed to Holding Management Accountable for Delivering Results

Southwest Airlines’ Board is confident that there is no better leader than Bob Jordan to successfully execute Southwest Airlines’ robust strategy to evolve the airline and enhance sustainable Shareholder value. Jordan is a 36-year industry veteran who has led the Company through some of its most turbulent times, while consistently driving transformational initiatives and innovation.

Over Jordan’s tenure at the Company, he has led the acquisition and integration of AirTran Airways; was instrumental in the development of Southwest’s e-commerce platform; launched a new and highly successful Southwest Airlines Rapid Rewards® program; oversaw a wholesale refresh of the Southwest Airlines brand; led the expansion of the route network domestically and introduced international flights and, during the height of the pandemic, led efforts around voluntary retirement and leave programs that were critical to maintaining Southwest Airlines’ financial strength and sustainability.

Jordan is implementing intentional changes to transform the business, meet evolving Customer preferences, enhance the Customer Experience, further modernize the airline, and drive Shareholder returns. During his tenure as CEO, Jordan has been the visionary and key driver behind the review and development of the commercial initiatives outlined at the airline’s second quarter financials and made substantial improvements to the airline’s operational performance, all with a commitment to driving improved financial performance. Introducing leadership change in the middle of Southwest Airlines’ largest transformation to-date would present significant risk to the Company and its Shareholders.

The Board has high expectations for Jordan and the executive leadership team and will continue to hold them accountable for delivering results.

BofA Securities and Morgan Stanley & Co. LLC are acting as financial advisors to Southwest Airlines; Vinson & Elkins L.L.P. and Kirkland & Ellis LLP are acting as legal advisors.

The following is the full text of Southwest Airlines Executive Chairman Gary Kelly’s letter to Shareholders:

September 10, 2024

Dear Southwest Shareholders,

I’ve had the great honor and privilege to serve as an Employee and Officer of Southwest Airlines for the past 38 years. Throughout that time, I have been committed to communicating with all of our constituents with open, honest, and transparent updates. This letter is among the most important.

Yesterday, two of our independent Directors and I met with Elliott Investment Management at its New York office. Our objective was to meet, in person, and commence a productive dialogue, which I believe we successfully achieved. We have been committed to engaging constructively with Elliott since its initial announcement of its investment in Southwest on June 10 and have solicited feedback from a range of other Shareholders on the issues Elliott raised in its presentation and other public communications. In our meeting with Elliott yesterday, we shared a specific framework to address its concerns about corporate governance and performance, and we are continuing to engage constructively toward a collaborative resolution in the near term. In the meantime, it is important that we not delay the meaningful Board refreshment and corporate governance changes already underway, which we discussed with Elliott, and I have outlined below. Before I do so, however, I offer a brief perspective.

Southwest is unquestionably the most successful commercial carrier in the history of aviation. All the credit goes to the People of Southwest and their strong Culture. From my seat since joining in 1986 as Controller, the Company’s value has grown 60-fold. It had an unprecedented, uninterrupted profit streak of 47 years - despite wars; recessions; oil price spikes; 9/11; the Great Recession, and all along, an airline environment so brutally competitive that every major airline in existence in 1986 other than Southwest is either gone or has gone bankrupt. Southwest’s profit streak was only interrupted by the pandemic, as even Southwest was not immune to COVID-19. However, the years preceding the pandemic saw Southwest producing record returns on invested capital and to Shareholders. Since I stepped down as CEO in 2022, Southwest has continuously strived to uphold this track record, while maintaining our passion to serve our Customers and care for our Southwest Family. Southwest has shown, for more than 53 years, that these endeavors are not mutually exclusive. In fact, they work in harmony.

The past several years emerging from the destruction of the pandemic have been especially challenging, with soaring industry costs and capacity. Our performance has fallen short of our expectations. We’ve faced challenges many times and have overcome them. We are taking swift and bold action, and we will overcome these challenges, too. The Southwest leadership team, with oversight from the Board, has been pursuing meaningful, tactical changes to the route network; revenue management techniques; and marketing, merchandising, and distribution methods. A thorough, comprehensive, and urgent analysis and evaluation of our strategy has been underway since last year that will transform Southwest, yet again, and further strengthen our position as the friendly, reliable and low-cost airline of choice.

Our team, under Bob Jordan’s leadership, recently announced significant changes to our business model - assigned seating; offering more premium options; red-eye flights - with more to come at our long-planned Investor Day on September 26. Our imperative is to maintain the essence of what makes Southwest unique, special, successful, and in a category of one. This transformation will be fueled by our world-class Culture with the best People in the business who have a passion for serving others. It will substantially increase our profitability and Shareholder value and return Southwest to a sustained industry leadership position.

Now, let’s turn to our plan.

ISSUE NO. 1: CEO

The Board and leadership of Southwest unanimously support Bob Jordan as CEO. Bob has a proven track record over decades and, most importantly, he has what it takes to lead Southwest through a significant transformation and usher in a new era of profitable growth, innovation, and industry leadership. Bob is a hands-on, detailed, and insightful thinker with a deep knowledge of this complex industry and business. More importantly, he understands Southwest, our Culture, and our unique brand. As Executive Vice President & President of AirTran following Southwest’s acquisition, he successfully integrated it into Southwest’s operation. As Chief Commercial Officer, he was instrumental in the development of Southwest’s e-commerce platform, southwest.com®; the launch of the all-new and highly successful Southwest Airlines Rapid Rewards® program; the refresh of the Southwest brand; the expansion of the route network domestically and the introduction of international flights; and, during the pandemic, led efforts that allowed over ten thousand Employees to take voluntary leaves, critical to managing our cash burn during the crisis.

Through a variety of leadership roles, Bob has been instrumental in ensuring Southwest’s strong financial performance over the last 20 years. He is a strong, passionate, and results-driven leader who is widely respected throughout the Company and beyond. Only 2.5 years into his role as CEO, he is leading the bold plan to transform Southwest, maintain our strong financial position - in a very challenging industry littered with many failures - and drive Shareholder value. Despite this challenging period, his courage and resolve have been unwavering, but more time is needed. The added component of leadership change in the middle of Southwest’s largest transformation to date is simply a risk that the Company and its Shareholders do not need and cannot afford. This Board will hold Bob and his leadership team strictly accountable to executing these plans and delivering Shareholder returns.

ISSUE NO. 2: BOARD CHAIR

I’ve been Chairman since Herb Kelleher retired after 30 years in 2008, and it has been an honor to serve in that role. Since I retired as CEO in 2022, my additional duties as Executive Chairman, primarily, have been governmental and community affairs, along with strategies and innovations like sustainable aviation fuels. During our meetings with Shareholders, we fielded questions about my role and Bob’s role as our CEO. Make no mistake, Bob runs this airline as CEO, and that has been the case since 2022 when I retired. My role has been leading Board oversight, but it has always been transitional, which begs the question as to our vision for the role going forward. I love this Company and its People, and I have been loyal and devoted for nearly four decades. That’s not entrenchment. While my heart will always be with Southwest and a part of me would love to continue supporting this great Company day-to-day, I recognize it is critical to demonstrate my immense confidence and support for Bob Jordan as CEO to all our Stakeholders. He and his extremely dedicated, talented and proven leadership team are vital to executing these plans. So, as we enter this next era, my role will come to a close at the end of my term—I will be retiring from the Board and my Executive Chairman position at Southwest’s 2025 Annual Meeting of Shareholders in the spring, and our Board will decide a new Chair at that time. The next generation is more than ready to take the mantle of leadership and is already executing the plan that continues to build on our legacy of success. I had intended to consider this next year as part of our continuing efforts to refresh the Board, but I’ve since decided it is more important to expedite the plan in an effort to put this governance debate behind us and allow Bob and his team to focus exclusively on running the airline and restoring our industry leading performance.

ISSUE NO. 3: REFRESH THE BOARD

We have been refreshing our Board since emerging from the punishing environment of the pandemic in late 2021, while also transitioning the CEO role to Bob Jordan. Since then, we have added eight new independent Directors, while five have retired. Consistent with Elliott’s proposal and our preexisting intent to continue refreshing the Board, and based on feedback from many Shareholders, we have accelerated these efforts. At our upcoming regularly scheduled Board meeting in November, six of our current Directors will retire from the Board, and the Board anticipates appointing four new independent Directors in the near future, including due consideration of up to three of Elliott’s candidates. This is the framework we proposed to Elliott yesterday.

Directors David Biegler (Compensation Committee Chairman); Veronica Biggins (Nominating and Corporate Governance Committee Chair); Senator Roy Blunt; Dr. William Cunningham (Lead Director); Dr. Thomas Gilligan (Audit Committee Chairman); and Jill Soltau have decided to retire from the Board. Following their departures in November, the newly constituted Board will elect a new Lead Director; a new Audit Committee Chair; a new Compensation Committee Chair; and a new Nominating and Corporate Governance Committee Chair.

I am deeply appreciative of the outgoing Directors who have brought exceptional experiences, insights, and expertise to the Boardroom for the benefit of our Shareholders. Bill and David were appointed to the Board when Herb Kelleher was Chairman and have helped steer us through many challenges and achieve tremendous accomplishments over their 24 and 18 years, respectively. Veronica joined us 13 years ago and was previously on the AirTran Board. She was instrumental to our successful acquisition and integration of AirTran, along with her expert leadership of our nominating and corporate governance efforts. Tom joined us nine years ago with a unique background in economics and perspectives from leading the Hoover Institution as Executive Director. While newer to our Board, I am especially grateful to Jill and Senator Blunt for their graciousness in helping Southwest in its efforts to refresh our Membership and respond to Shareholder feedback.

Make no mistake, our Board fully understands we are elected by you to serve our Shareholders.

ISSUE NO. 4: NEW BOARD COMMITTEE

Consistent with feedback from Shareholders, we have eliminated the Executive Committee structure and formed a new Finance Committee, with a mandate focused on assisting the Board with oversight over financial, operational, and business plans and strategies, major transactions, capital structure and capital allocation priorities, among other duties. In connection with the planned Director retirements in November and other Board committees being reconstituted at that time, the Finance Committee also will be reconstituted to include both new and incumbent Directors with relevant strategy and financial expertise.

ISSUE NO. 5: NEW BUSINESS PLAN

I am confident the meaningful changes made to our route network; revenue management techniques; and marketing, merchandising and distribution methods - as well as significant new operational initiatives-collectively will transform the airline and usher in the next era of Customer loyalty and strong financial performance. All of these changes reflect significant discussion and debate in the Boardroom and are informed by direct feedback from Shareholders over many months, including on pertinent issues such as the magnitude and pace of our growth, our ability to forecast accurately, and how to continuously innovate in ways that are accretive financially and to the unique Southwest brand.

I am hopeful that all our Shareholders will be as enthused as I am over the direction our leadership and Board are taking us, which you will hear a lot more about at our Investor Day on September 26.

Overseeing the development and execution of our ambitious yet eminently achievable business plan has been the Board’s top priority. We have the right Directors on the Board who are focused on the details, including our newest Directors Rakesh Gangwal and Lisa Atherton, who bring unique and complementary aviation experience. To supplement the Board’s oversight, we have brought in outside experts and consultants who have provided independent scrutiny and comprehensive analyses of the plan, including former CEO of Spirit Airlines and AirTran Airways, Robert Fornaro.

Bob Jordan has the right team and the right plan for Southwest’s future, and he has all the tools and expertise needed to ensure its successful execution.

SUMMARY

We acknowledge that significant changes are necessary to position Southwest for the future and are committed to implementing those changes. Our Board welcomes input from all Shareholders and is pleased that yesterday’s meeting with Elliott was constructive, and that we are maintaining an open dialogue about changes underway at Southwest and how Elliott and its Board candidates may contribute to those.

The Company has a tremendous amount of work to do but the path is clear:

1. CEO Bob Jordan has the Board’s unanimous support and, along with our executive leadership team, is vital to executing the transformative business plan. They will be held accountable for executing the plan.

2. I will step down from the Board and as Executive Chairman at our 2025 Annual Shareholders Meeting, at which time the Board will elect a new Chairman.

3. Six of our current Directors will retire from the Board at our regularly scheduled Board meeting in November, and the Board anticipates appointing four new independent Directors in the near future, with due consideration being given to filling up to three of those positions with candidates from Elliott’s slate.

4. We have established a new Board Finance Committee with oversight of the Company’s strategy and financial performance.

5. We will share a comprehensive updated business plan at our September 26 Investor Day in Dallas.

MOVING FORWARD TOGETHER

Southwest is the most successful airline in history, a disruptive force, and has been an industry leader for decades. The People of Southwest and their strong Culture deserve all the credit. We are determined to continue that history of excellence. We have an amazing array of strengths that have been sustained and survived the test of time. We have a strong Culture that is admired universally and a history of taking care of our People, demonstrated by never having an involuntary layoff or pay cut, which is unprecedented for our industry. We have a strong brand, are famous for our passionate, friendly Customer Service, and as a result, have devoted fans and loyal Customers. No future management team or Board must ever squander our Culture or our passion for Customer Service.

We have one of the world’s largest fleets and one of the nation’s strongest route networks. We have the industry’s only all-investment grade balance sheet, an exceptional strength that is a testament to the excellent and prudent financial management over five decades. No future management team or Board must ever squander that in the face of this very challenging, capital-intensive, labor-intensive, energy-intensive, cyclical, and brutally competitive business.

Finally, we have the best team in the business.

Now is the time for change. It’s time to shake things up, not just stir them a bit. The wisdom comes in knowing what to change and what not to change. We know that changes are required to some of our historic business practices. We know we will need to continually bring in new talent—in leadership and on the Board. We know we will need to continue to invest and transform. All that is underway, while carefully evaluating the choices and executing with excellence the committed plans. Maintaining the core, the essence of Southwest while transforming the business is not mutually exclusive. Taking care of our Employees, while taking care of Customers, all while creating value for Shareholders are also not mutually exclusive aspirations. All are important.

On behalf of our Board, we are very grateful for your investment and support in Southwest and for your earnest feedback. We are eager for your continuing input, and we look forward to providing additional updates this month.

Kindest Regards,

Gary Kelly

Executive Chairman of the Board of Directors

Cautionary Statement Regarding Forward-Looking Statements

This news release, including the text of the letter to Shareholders, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Specific forward-looking statements include, without limitation, statements related to the Company’s challenges, focus areas, goals, strategies, and initiatives, including with respect to enhancing sustainable Shareholder value, transforming the business, meeting Customer preferences, enhancing the Customer Experience, modernizing the airline, increasing profitability and Shareholder value, and returning the Company to a sustained industry leadership position. These forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors, consumer perception, economic conditions, fuel prices, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management; (iii) the cost and effects of the actions of activist shareholders; (iv) the Company’s ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (v) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, fleet and capacity plans, operations, maintenance, strategies, and goals; (vi) the Company’s dependence on the Federal Aviation Administration with respect to safety approvals for the Company’s new cabin layout and the certification of the Boeing MAX 7 aircraft; (vii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, Global Distribution Systems, and the impact on the Company’s operations and results of operations of any third party delays or non-performance; (viii) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (ix) the impact of governmental regulations and other governmental actions on the Company’s business plans, results, and operations; and (x) other factors, as described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.

About Southwest Airlines Co.

Southwest Airlines Co. operates one of the world’s most admired and awarded airlines, offering its one-of-a-kind value and Hospitality at 117 airports across 11 countries. Southwest took flight in 1971 to democratize the sky through friendly, reliable, and low-cost air travel and now carries more air travelers flying nonstop within the United States than any other airline1. Based in Dallas and famous for an Employee-first corporate Culture, Southwest maintains an unprecedented record of no involuntary furloughs or layoffs in its history. By empowering its more than 74,0002 People to deliver unparalleled Hospitality, the maverick airline cherishes a passionate loyalty among more than 137 million Customers carried in 2023. That formula for success has brought industry-leading prosperity and 47 consecutive years3 of profitability for Southwest Shareholders (NYSE: LUV). Southwest leverages a unique legacy and mission to serve communities around the world including harnessing the power of its People and Purpose to put communities at the Heart of its success. Learn more by visiting Southwest.com/citizenship. As the airline with Heart, Southwest has set a goal to work toward achieving net zero carbon emissions by 20504. Southwest has also set near-term targets and a three-pillar strategy to achieve its environmental goals. Learn more by visiting Southwest.com/planet.

[1]	Based on U.S. Dept. of Transportation quarterly Airline Origin & Destination Survey since Ql 2021

[2]	Fulltime-equivalent active Employees

[3]	1973-2019 annual profitability

[4]

Southwest’s net zero by 2050 goal includes Scope 1, Scope 2, and Scope 3 Category 3 emissions only and excludes any emissions associated with non-fuel products and services, such as inflight service items.

Important Additional Information

The Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s next meeting of Shareholders (whether an Annual or Special Meeting of Shareholders (the “Shareholder Meeting”)). SHAREHOLDERS OF THE COMPANY ARE STRONGLY

ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER MEETING. Shareholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings.

Participant Information

For participant information, see the Company’s soliciting material filed as “DEFA14A” with the SEC on August 30, 2024 and available here.

SOURCE Southwest Airlines Co.

© 2024 Southwest Airlines Co. All Rights Reserved. Use of the Southwest websites and our Company Information constitutes acceptance of our Terms & Conditions, Privacy Policy.

Gary Kelly Letter to Southwest Shareholders

September 10, 2024

Dear Southwest Shareholders,

I’ve had the great honor and privilege to serve as an Employee and Officer of Southwest Airlines for the past 38 years. Throughout that time, I have been committed to communicating with all of our constituents with open, honest, and transparent updates. This letter is among the most important.

Yesterday, two of our independent Directors and I met with Elliott Investment Management at its New York office. Our objective was to meet, in person, and commence a productive dialogue, which I believe we successfully achieved. We have been committed to engaging constructively with Elliott since its initial announcement of its investment in Southwest on June 10 and have solicited feedback from a range of other Shareholders on the issues Elliott raised in its presentation and other public communications. In our meeting with Elliott yesterday, we shared a specific framework to address its concerns about corporate governance and performance, and we are continuing to engage constructively toward a collaborative resolution in the near term. In the meantime, it is important that we not delay the meaningful Board refreshment and corporate governance changes already underway, which we discussed with Elliott, and I have outlined below. Before I do so, however, I offer a brief perspective.

Southwest is unquestionably the most successful commercial carrier in the history of aviation. All the credit goes to the People of Southwest and their strong Culture. From my seat since joining in 1986 as Controller, the Company’s value has grown 60-fold. It had an unprecedented, uninterrupted profit streak of 47 years- despite wars; recessions; oil price spikes; 9/11; the Great Recession, and all along, an airline environment so brutally competitive that every major airline in existence in 1986 other than Southwest is either gone or has gone bankrupt. Southwest’s profit streak was only interrupted by the pandemic, as even Southwest was not immune to COVID-19. However, the years preceding the pandemic saw Southwest producing record returns on invested capital and to Shareholders. Since I stepped down as CEO in 2022, Southwest has continuously strived to uphold this track record, while maintaining our passion to serve our Customers and care for our Southwest Family. Southwest has shown, for more than 53 years, that these endeavors are not mutually exclusive. In fact, they work in harmony.

The past several years emerging from the destruction of the pandemic have been especially challenging, with soaring industry costs and capacity. Our performance has fallen short of our expectations. We’ve faced challenges many times and have overcome them. We are taking swift and bold action, and we will overcome these challenges, too. The Southwest leadership team, with oversight from the Board, has been pursuing meaningful, tactical changes to the route network; revenue management techniques; and marketing, merchandising, and distribution methods. A thorough, comprehensive, and urgent analysis and evaluation of our strategy has been underway since last year that will transform Southwest, yet again, and further strengthen our position as the friendly, reliable and low-cost airline of choice.

Our team, under Bob Jordan’s leadership, recently announced significant changes to our business model - assigned seating; offering more premium options; red-eye flights - with more to come at our long-planned Investor Day on September 26. Our imperative is to maintain the essence of what makes Southwest unique, special, successful, and in a category of one. This transformation will be fueled by our world-class Culture with the best People in the business who have a passion for serving others. It will substantially increase our profitability and Shareholder value and return Southwest to a sustained industry leadership position.

Now, let’s turn to our plan.

ISSUE NO. 1: CEO

The Board and leadership of Southwest unanimously support Bob Jordan as CEO. Bob has a proven track record over decades and, most importantly, he has what it takes to lead Southwest through a significant transformation and usher in a new era of profitable growth, innovation, and industry leadership. Bob is a hands-on, detailed, and insightful thinker with a deep knowledge of this complex industry and business. More importantly, he understands Southwest, our Culture, and our unique brand. As Executive Vice President & President of AirTran following Southwest’s acquisition, he successfully integrated it into Southwest’s operation. As Chief Commercial Officer, he was instrumental in the development of Southwest’s e-commerce platform, southwest.com®; the launch of the all-new and highly successful Southwest Airlines Rapid Rewards® program; the refresh of the Southwest brand; the expansion of the route network domestically and the introduction of international flights; and, during the pandemic, led efforts that allowed over ten thousand Employees to take voluntary leaves, critical to managing our cash burn during the crisis.

Through a variety of leadership roles, Bob has been instrumental in ensuring Southwest’s strong financial performance over the last 20 years. He is a strong, passionate, and results-driven leader who is widely respected throughout the Company and beyond. Only 2.5 years into his role as CEO, he is leading the bold plan to transform Southwest, maintain our strong financial position - in a very challenging industry littered with many failures - and drive Shareholder value. Despite this challenging period, his courage and resolve have been unwavering, but more time is needed. The added component of leadership change in the middle of Southwest’s largest transformation to date is simply a risk that the Company and its Shareholders do not need and cannot afford. This Board will hold Bob and his leadership team strictly accountable to executing these plans and delivering Shareholder returns.

ISSUE NO. 2: BOARD CHAIR

I’ve been Chairman since Herb Kelleher retired after 30 years in 2008, and it has been an honor to serve in that role. Since I retired as CEO in 2022, my additional duties as Executive Chairman, primarily, have been governmental and community affairs, along with strategies and innovations like sustainable aviation fuels. During our meetings with Shareholders, we fielded questions about my role and Bob’s role as our CEO. Make no mistake, Bob runs this airline as CEO, and that has been the case since 2022 when I retired. My role has been leading Board oversight, but it has always been transitional, which begs the question as to our vision for the role going forward. I love this Company and its People, and I have been loyal and devoted for nearly four decades. That’s not entrenchment. While my heart will always be with Southwest and a part of me would love to continue supporting this great Company day-to-day, I recognize it is critical to demonstrate my immense confidence and support for Bob Jordan as CEO to all our Stakeholders. He and his extremely dedicated, talented and proven leadership team are vital to executing these plans. So, as we enter this next era, my role will come to a close at the end of my term - I will be retiring from the Board and my Executive Chairman position at Southwest’s 2025 Annual Meeting of Shareholders in the spring, and our Board will decide a new Chair at that time. The next generation is more than ready to take the mantle of leadership and is already executing the plan that continues to build on our legacy of success. I had intended to consider this next year as part of our continuing efforts to refresh the Board, but I’ve since decided it is more important to expedite the plan in an effort to put this governance debate behind us and allow Bob and his team to focus exclusively on running the airline and restoring our industry leading performance.

ISSUE NO. 3: REFRESH THE BOARD

We have been refreshing our Board since emerging from the punishing environment of the pandemic in late 2021, while also transitioning the CEO role to Bob Jordan. Since then, we have added eight new independent Directors, while five have retired. Consistent with Elliott’s proposal and our preexisting intent to continue refreshing the Board, and based on feedback from many Shareholders, we have accelerated these efforts. At our upcoming regularly scheduled Board meeting in November, six of our current Directors will retire from the Board, and the Board anticipates appointing four new independent Directors in the near future, including due consideration of up to three of Elliott’s candidates. This is the framework we proposed to Elliott yesterday.

Directors David Biegler (Compensation Committee Chairman); Veronica Biggins (Nominating and Corporate Governance Committee Chair); Senator Roy Blunt; Dr. William Cunningham (Lead Director); Dr. Thomas Gilligan (Audit Committee Chairman); and Jill Soltau have decided to retire from the Board. Following their departures in November, the newly constituted Board will elect a new lead Director; a new Audit Committee Chair; a new Compensation Committee Chair; and a new Nominating and Corporate Governance Committee Chair.

I am deeply appreciative of the outgoing Directors who have brought exceptional experiences, insights, and expertise to the Boardroom for the benefit of our Shareholders. Bill and David were appointed to the Board when Herb Kelleher was Chairman and have helped steer us through many challenges and achieve tremendous accomplishments over their 24 and 18 years, respectively. Veronica joined us 13 years ago and was previously on the AirTran Board. She was instrumental to our successful acquisition and integration of AirTran, along with her expert leadership of our nominating and corporate governance efforts. Tom joined us nine years ago with a unique background in economics and perspectives from leading the Hoover Institution as Executive Director. While newer to our Board, I am especially grateful to Jill and Senator Blunt for their graciousness in helping Southwest in its efforts to refresh our Membership and respond to Shareholder feedback.

Make no mistake, our Board fully understands we are elected by you to serve our Shareholders.

ISSUE NO. 4: NEW BOARD COMMITTEE

Consistent with feedback from Shareholders, we have eliminated the Executive Committee structure and formed a new Finance Committee, with a mandate focused on assisting the Board with oversight over financial, operational, and business plans and strategies, major transactions, capital structure and capital allocation priorities, among other duties. In connection with the planned Director retirements in November and other Board committees being reconstituted at that time, the Finance Committee also will be reconstituted to include both new and incumbent Directors with relevant strategy and financial expertise.

ISSUE NO. 5: NEW BUSINESS PLAN

I am confident the meaningful changes made to our route network; revenue management techniques; and marketing, merchandising and distribution methods - as well as significant new operational initiatives - collectively will transform the airline and usher in the next era of Customer loyalty and strong financial performance. All of these changes reflect significant discussion and debate in the Boardroom and are informed by direct feedback from Shareholders over many months, including on pertinent issues such as the magnitude and pace of our growth, our ability to forecast accurately, and how to continuously innovate in ways that are accretive financially and to the unique Southwest brand.

I am hopeful that all our Shareholders will be as enthused as I am over the direction our leadership and Board are taking us, which you will hear a lot more about at our Investor Day on September 26.

Overseeing the development and execution of our ambitious yet eminently achievable business plan has been the Board’s top priority. We have the right Directors on the Board who are focused on the details, including our newest Directors Rakesh Gangwal and Lisa Atherton, who bring unique and complementary aviation experience. To supplement the Board’s oversight, we have brought in outside experts and consultants who have provided independent scrutiny and comprehensive analyses of the plan, including former CEO of Spirit Airlines and AirTran Airways, Robert Fornaro.

Bob Jordan has the right team and the right plan for Southwest’s future, and he has all the tools and expertise needed to ensure its successful execution.

SUMMARY

We acknowledge that significant changes are necessary to position Southwest for the future and are committed to implementing those changes. Our Board welcomes input from all Shareholders and is pleased that yesterday’s meeting with Elliott was constructive, and that we are maintaining an open dialogue about changes underway at Southwest and how Elliott and its Board candidates may contribute to those.

The Company has a tremendous amount of work to do but the path is clear:

1. CEO Bob Jordan has the Board’s unanimous support and, along with our executive leadership team, is vital to executing the transformative business plan. They will be held accountable for executing the plan.

2. I will step down from the Board and as Executive Chairman at our 2025 Annual Shareholders Meeting, at which time the Board will elect a new Chairman.

3. Six of our current Directors will retire from the Board at our regularly scheduled Board meeting in November, and the Board anticipates appointing four new independent Directors in the near future, with due consideration being given to filling up to three of those positions with candidates from Elliott’s slate.

4. We have established a new Board Finance Committee with oversight of the Company’s strategy and financial performance.

5. We will share a comprehensive updated business plan at our September 26 Investor Day in Dallas.

MOVING FORWARD TOGETHER

Southwest is the most successful airline in history, a disruptive force, and has been an industry leader for decades. The People of Southwest and their strong Culture deserve all the credit. We are determined to continue that history of excellence. We have an amazing array of strengths that have been sustained and survived the test of time. We have a strong Culture that is admired universally and a history of taking care of our People, demonstrated by never having an involuntary layoff or pay cut, which is unprecedented for our industry. We have a strong brand, are famous for our passionate, friendly Customer Service, and as a result, have devoted fans and loyal Customers. No future management team or Board must ever squander our Culture or our passion for Customer Service.

We have one of the world’s largest fleets and one of the nation’s strongest route networks. We have the industry’s only all-investment grade balance sheet, an exceptional strength that is a testament to the excellent and prudent financial management over five decades. No future management team or Board must ever squander that in the face of this very challenging, capital-intensive, labor-intensive, energy-intensive, cyclical, and brutally competitive business.

Finally, we have the best team in the business.

Now is the time for change. It’s time to shake things up, not just stir them a bit. The wisdom comes in knowing what to change and what not to change. We know that changes are required to some of our historic business practices. We know we will need to continually bring in new talent - in leadership and on the Board. We know we will need to continue to invest and transform. All that is underway, while carefully evaluating the choices and executing with excellence the committed plans. Maintaining the core, the essence of Southwest while transforming the business is not mutually exclusive. Taking care of our Employees, while taking care of Customers, all while creating value for Shareholders are also not mutually exclusive aspirations. All are important.

On behalf of our Board, we are very grateful for your investment and support in Southwest and for your earnest feedback. We are eager for your continuing input, and we look forward to providing additional updates this month.

Kindest Regards,

Gary Kelly

Executive Chairman of the Board of Directors

Cautionary Statement Regarding Forward-Looking Statements

This news release, including the text of the letter to Shareholders, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Specific forward-looking statements include, without limitation, statements related to the Company’s challenges, focus areas, goals, strategies, and initiatives, including with respect to enhancing sustainable Shareholder value, transforming the business, meeting Customer preferences, enhancing the Customer Experience, modernizing the airline, increasing profitability and Shareholder value, and returning the Company to a sustained industry leadership position. These forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors, consumer perception, economic conditions, fuel prices, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management; (iii) the cost and effects of the actions of activist shareholders; (iv) the Company’s ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (v) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, fleet and capacity plans, operations, maintenance, strategies, and goals; (vi) the Company’s dependence on the Federal Aviation Administration with respect to safety approvals for the Company’s new cabin layout and the certification of the Boeing MAX 7 aircraft; (vii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, Global Distribution Systems, and the impact on the Company’s operations and results of operations of any third party delays or non-performance; (viii) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (ix) the impact of governmental regulations and other governmental actions on the Company’s business plans, results, and operations; and (x) other factors, as described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024.

About Southwest Airlines Co.

Southwest Airlines Co. operates one of the world’s most admired and awarded airlines, offering its one-of-a-kind value and Hospitality at 117 airports across 11 countries. Southwest took flight in 1971 to democratize the sky through friendly, reliable, and low-cost air travel and now carries more air travelers flying nonstop within the United States than any other airline1. Based in Dallas and famous for an Employee-first corporate Culture, Southwest maintains an unprecedented record of no involuntary furloughs or layoffs in its history. By empowering its more than 74,0002 People to deliver unparalleled Hospitality, the maverick airline cherishes a passionate loyalty among more than 137 million Customers carried in 2023. That formula for success has brought industry-leading prosperity and 47 consecutive years3 of profitability for Southwest Shareholders (NYSE: LUV). Southwest leverages a unique legacy and mission to serve communities around the world including harnessing the power of its People and Purpose to put communities at the Heart of its success. Learn more by visiting Southwest.com/citizenship. As the airline with Heart, Southwest has set a goal to work toward achieving net zero carbon emissions by 20504. Southwest has also set near-term targets and a three-pillar strategy to achieve its environmental goals. Learn more by visiting Southwest.com/planet.

[1]	Based on US. Dept. of Transportation quarterly Airline Origin & Destination Survey since Q1 2021

[2]	Fulltime-equivalent active Employees

[3]	1973-2019 annual profitability

[4]

Southwest’s net zero by 2050 goal includes Scope 1, Scope 2, and Scope 3 Category 3 emissions only and excludes any emissions associated with non-fuel products and services, such as inflight service items.

Important Additional Information

The Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s next meeting of Shareholders (whether an Annual or Special Meeting of Shareholders (the “Shareholder Meeting”)). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY

BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER MEETING. Shareholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://www.southwestairlinesinvestorrelations.com/financials/sec-filings.

Participant Information

For participant information, see the Company’s soliciting material filed as “DEFA14A” with the SEC on August 30, 2024 and available here.

SOURCE Southwest Airlines Co.

© 2024 Southwest Airlines Co. All Rights Reserved. Use of the Southwest websites and our Company Information constitutes acceptance of our Terms & Conditions, Privacy Policy.

Southwest Airlines Launches Enhancements to Transform Customer Experience and Improve Financial Performance

July 25, 2024

•	Decides to assign seats and offer premium seating options to meet evolving Customer preferences and increase revenue opportunities

•	Introduces redeye flights for sale to further optimize the network and increase aircraft utilization

•	Dedicates Southwest Officer Ryan Green to lead new efforts as Executive Vice President Commercial Transformation

DALLAS - As the next step in a continuing strategic transformation, Southwest Airlines Co. (NYSE: LUV) (the “Company”) is announcing several new initiatives designed to elevate the Customer experience, improve financial performance, and drive Shareholder value. As part of its ongoing focus on product evolution, the airline is moving forward with plans to assign seats, offer premium seating options, redesign the boarding model, and introduce redeye flying.

Southwest continually reviews Customer expectations. During its quarterly financial results in April, the airline shared that it was studying product preferences and expectations, including onboard seating. In addition to meeting Customer demand, the new amenities are expected to produce additional revenue and strengthen financial performance. Southwest will provide more details on its comprehensive plan to deliver transformational commercial initiatives, improved operational efficiency and capital allocation discipline during its Investor Day in late September.

Assigned and Premium Seating

After listening carefully to Customers and conducting extensive research, Southwest decided it will assign seats and offer premium seating options on all flights. The airline has been known for its unique open seating model for more than 50 years, but preferences have evolved with more Customers taking longer flights where a seat assignment is preferred. Additionally, Southwest conducted robust operational testing that included live and over 8 million simulation-based boarding trials. The airline is confident that these Customer enhancements will meet expectations and not compromise the airline’s operational efficiency.

The research is clear and indicates that 80% of Southwest Customers, and 86% of potential Customers, prefer an assigned seat. When a Customer elects to stop flying with Southwest and chooses a competitor, open seating is cited as the number one reason for the change. By moving to an assigned seating model, Southwest expects to broaden its appeal and attract more flying from its current and future Customers.

In addition to assigning seats, Southwest will offer a premium, extended legroom portion of the cabin that research shows many Customers strongly prefer. While specific cabin layout details are still in design, Southwest expects roughly one-third of seats across the fleet to offer extended legroom, in line with that offered by industry peers on narrowbody aircraft.

The decision to update the seating and boarding model is part of Southwest’s ongoing modernization efforts. During the past two years, Southwest has enhanced its onboard offerings with improvements such as faster WiFi, in-seat power, and larger overhead bins. Work is well underway on a refreshed cabin design, including new, more comfortable RECARO seats. The addition of assigned and premium seating will give Customers more choice and is expected to further enhance the all-in value Southwest Airlines is known for.

“Moving to assigned seating and offering premium legroom options will be a transformational change that cuts across almost all aspects of the Company,” said Bob Jordan, President, CEO, & Vice Chairman of the Board. “Although our unique open seating model has been a part of Southwest Airlines since our inception, our thoughtful and extensive research makes it clear this is the right choice- at the right time-for our Customers, our People, and our Shareholders. We are excited to incorporate Customer and Employee feedback to design a unique experience that only Southwest can deliver. We have been building purposefully to this change as part of a comprehensive upgrade to the Southwest experience as we focus on Customer expectations - and it will unlock new sources of revenue consistent with our laser focus on delivering improved financial performance.”

Redeye Flights Now for Sale

Southwest also announced it is adding 24-hour operation capabilities with the introduction of overnight, redeye flights. Booking on initial routes is available today through Southwest.com, with the first overnight flights landing on Valentine’s Day 2025 in five initial nonstop markets: Las Vegas to Baltimore and Orlando; Los Angeles to Baltimore and Nashville; and Phoenix to Baltimore. Southwest plans to phase in additional redeye flying in the carrier’s coming schedules as part of its multi-year transformation to a 24-hour operation. Redeye flying, coupled with continued reductions in turn-time through new technologies and procedures, is expected to provide incremental revenue and cost savings, enabling Southwest to fund nearly all new capacity over the next three years without incremental aircraft capital deployment.

New EVP Commercial Transformation

Given the significance of the changes, Ryan Green, previously Executive Vice President, & Chief Commercial Officer, will take on the new role of Executive Vice President Commercial Transformation, leading development and rollout of these and other commercial initiatives already underway. Green has deep knowledge of Customer trends and currently leads the work on cabin transformation. He previously directed efforts to transform Southwest Airlines’ Rapid Rewards® loyalty program and the digital Customer experience. He reports to President, CEO, & Vice Chairman of the Board Bob Jordan in this new role.

“I’m eager to lead this next step in our transformation to serve our Customers with an even better Southwest. In addition to meeting the evolving needs of Customers and fostering more loyalty, these changes are expected to generate additional revenue as we capitalize on greater demand for Southwest Airlines and offer Customers the ability to purchase premium seating options,” Green said. “Together, these strategic initiatives play an integral role in the airline’s comprehensive strategy to meet Customer needs and enhance Shareholder value, while maintaining the unique Culture, Hospitality, and flexibility that make Southwest-Southwest.”

The Company will share further details about product designs, cabin layout, timing, and incremental financial value at its Investor Day in late September. The move to assigned and premium seating will be significant. In addition to incorporating new technologies and procedures for a seamless transition, the new cabin layout will require approvals from the Federal Aviation Administration. Southwest expects to make bookings available in 2025.

Gary Kelly, Executive Chairman of the Board, said, “The Board fully supports these efforts to usher in a new era for Southwest Airlines, and we have the ultimate confidence in Bob and our Leadership Team to design and deliver an experience that is unique and true to our Southwest Legacy.”

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s plans and expectations with respect to its initiatives. strategic priorities and focus areas, goals, and opportunities, including with respect to enhancing the Customer experience and Customer value, improving financial performance and operating efficiency, driving shareholder value, and new and increased revenue opportunities; (ii) the Company’s plans and expectations with respect to assigned and premium seating, including expected benefits, Customer demand, timing of implementation and bookings, cabin layout, and expectations that intended benefits will be achieved without compromising operational resiliency; (iii) the Company’s network plans and expectations, including its plans and expectations with respect to redeye flying and 24-hour operation capabilities; (iv) the Company’s fleet plans and expectations, including with respect to aircraft utilization and its plans to increase operating efficiency; (v) the Company’s plans and expectations with respect to the redesigned boarding model; (vi) the Company’s plans and expectations with respect to its refreshed cabin design and new RECARO seats; and (vii) the Company’s plans and expectations with respect to aircraft turn-time and capacity. These forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, economic conditions, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management; (iii) the cost and effects of the actions of activist shareholders; (iv) the Company’s ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (v) the Impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company’s fuel hedging strategies and positions, on the Company’s business plans and results of operations; (vi) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, Boeing MAX 7 aircraft certifications, fleet and capacity plans, operations, maintenance, strategies, and goals; (vii) the Company’s dependence on the Federal Aviation Administration with respect to safety approvals for the new cabin layout and the certification of the Boeing MAX 7 aircraft; (viii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, Global Distribution Systems, and the impact on the Company’s operations and results of operations of any third party delays or non-performance; (ix) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (x) the impact of labor matters on the Company’s business decisions, plans, strategies, and results; (xi) the impact of governmental regulations and other governmental actions on the Company’s business plans, results. and operations; (xii) the Company’s dependence on its workforce, Including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies. and Initiatives; (xiii) the emergence of additional costs or effects associated with the cancelled flights In December 2022, Including litigation, government investigation and actions, and internal actions; and (xiv) other factors. as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

About Southwest Airlines Co.

Southwest Airlines Co. operates one of the world’s most admired and awarded airlines, offering its one-of-a-kind value and Hospitality at 121 airports1 across 11 countries. Southwest took flight in 1971 to democratize the sky through friendly, reliable, and low-cost air travel and now carries more air travelers flying nonstop within the United States than any other airline2. Based in Dallas and famous for an Employee-first corporate Culture, Southwest maintains an unprecedented record of no involuntary furloughs or layoffs in its history. By empowering its more than 74,0003 People to deliver unparalleled Hospitality, the maverick airline cherishes a passionate loyalty among more than 137 million Customers carried in 2023. That formula for success has brought industry-leading prosperity and 47 consecutive years4 of profitability for Southwest Shareholders (NYSE: LUV). Southwest leverages a unique legacy and mission to serve communities around the world Including harnessing the power of its People and Purpose to put communities at the Heart of its success. Learn more by visiting Southwest.com/citizenship. As the airline with Heart, Southwest has set a goal to work toward achieving net zero carbon emissions by 20505. Southwest has also set near-term targets and a three-pillar strategy to achieve its environmental goals. Learn more by visiting Southwest.com/planet.

1.	Effective Aug. 5, 2024, the airline will serve 117 airports.

2.	Based on U.S. Dept. of Transportation quarterly Airline Origin & Destination Survey since Q1 2021

3.	Fulltime-equivalent active Employees

4.	1973-2019 annual profitability

5.

Southwest’s net zero by 2050 goal includes Scope 1, Scope 2, and Scope 3 Category 3 emissions only and excludes any emissions associated with non-fuel products and services, such as inflight service items.

Media Contacts:

Visit the Southwest Newsroom at swamedia.com for multimedia assets and other Company news.

Media Relations Team: 214-792-4847, option 1

Organizational Announcements to Drive Progress on Strategic Initiatives

July 25, 2024

Southwest Airlines announced several initiatives designed to drive progress on its plan, including the following organizational moves.

Ryan Green moves to Executive Vice President Commercial Transformation. With the latest decisions on cabin monetization projects like assigned seating and premium seating, plus other commercial initiatives we’ll unveil at Investor Day on Sept. 26, Green will dedicate himself to leading all aspects of these important and transformative initiatives. Changing from an open seating model to an assigned one will be a complex and transformational change that cuts across almost all aspects of the Company. This new role will report to President, Chief Executive Officer, and Vice Chairman of the Board of Directors Bob Jordan to drive next steps and progress on design and delivery. Since this work is critical and requires a full-time focus, Ryan will step out of his day-to-day role leading the Commercial organization and Senior Vice President & Chief Customer Officer Tony Roach will begin reporting to Chief Operating Officer Andrew Watterson.

Senior Vice President & Chief Revenue Officer

The carrier created a new position, Senior Vice President & Chief Revenue Officer, to focus on Southwest’s core business and day-to-day revenue production, which aligns with the Company’s transparency about the need for more resources to support revenue efforts. Reporting to Watterson, the additional Leadership support will focus on adapting to the increased sophistication of a new revenue management platform and tools and changing Customer booking patterns.

Three functions will now align under this Senior Vice President & Chief Revenue Officer:

•	Revenue Management, led by Vice President Revenue Management Matt Louis, will report to the new Chief Revenue Officer.

•

Vice President Pricing, a new role created to focus on the complex world of airline pricing, will be tasked with evolving the Company’s pricing capabilities moving forward. This new role will report to the Chief Revenue Officer and lead the Pricing Department.

•	Southwest Business, led by a Vice President Sales. The selected Leader and the Southwest Business Department will also report to the new Chief Revenue Officer.

As a result of these business-driven organizational moves:

•

Jonathan Clarkson is promoted to Vice President & Chief Product Officer. As part of Southwest’s increased investment in product development to drive new revenue streams, Clarkson’s Teams will support revenue growth by maturing and developing the Company’s loyalty program and revenue initiatives pipeline. Clarkson and his Team will manage Southwest’s day-to-day seating evolution working in partnership with Green.

•	Vice President Technology-Airline Products Jeff Jones will shift his focus to revenue-generating initiatives, working with Green.

•

As Jones’ focus changes, Lu Truong, Vice President Technology-Customer a Digital, joins Southwest in this new role to lead our Digital & Customer Technology Teams, supporting the Customer organization to drive business strategies through technology enablement. Truong has held significant leadership roles throughout his career. Most recently, he was a Partner at Credera Consulting and Globant for seven years, where he focused on digital strategy and engineering solutions for Fortune 500 companies in the U.S., LATAM, and EMEA. Prior to that, Truong was Director of Technology leading digital planning and development at Southwest Airlines. His career began in management consulting at Arthur Andersen in Dallas. With 23 years of consulting and operations experience, Lu has successfully led large-scale and highly-distributed software development organizations across various digital and technology platforms in the transportation, logistics, hospitality, and financial industries. Lu graduated from the University of Oklahoma with a Bachelor of Business Administration in Management Information Systems.

•	Vice President Labor Adam Carlisle will shift to report to Executive Vice President Operations Justin Jones.

Other organizational updates:

•

Dave Hunt Is promoted to Vice President Safety & Security. In this role, Hunt is responsible for the overall Leadership, direction, innovation, and management of the Safety & Security Department-serving as the principal advocate for initiatives further enhancing Safety, Airport Security, and Environmental Services, as well as the critical importance of safeguarding Southwest’s operations and interests. He steps into this role as Scott Halfmann retires and moves to an Executive Advisor role after 36 years of contributions at Southwest Airlines.

•

Southwest recognizes the complexity of its operation and network, so the carrier created a Vice President Crew Planning & Analytics role that will report to Senior Vice President Air Operations Alan Kasher. This function will also collaborate closely with Crew Scheduling, Flight Operations, Inflight Operations, and the Network Planning and Network Operations Planning organizations. The Crew Planning & Analytics Department will drive network and operational efficiencies by optimizing the alignment of Crew Members with the carrier’s schedule and fleet while maximizing Crew Members’ line values.

Southwest Airlines Announces Appointment of Rakesh Gangwal, Experienced Airline Executive and Entrepreneur, to Board of Directors

July 8, 2024

The Board of Directors of Southwest Airlines Co. (NYSE: LUV) (“Southwest”) (the “Company”) has appointed Rakesh Gangwal as a member of the Board, effective July 7.

Gangwal has deep and extensive airline industry experience and is the co-founder of India’s largest airline by fleet size and passengers carried, InterGlobe Aviation, known as IndiGo. Before co-founding IndiGo in 2006, Gangwal served as Chairman, President, and Chief Executive Officer of Worldspan Technologies, a provider of technology and information services to the travel and transportation industry. Prior to his time at Worldspan, Gangwal served as President and Chief Executive Officer of US Airways Group, and previously as its Chief Operating Officer. Gangwal previously served in executive roles at Air France and United Airlines.

“I am delighted to welcome Rakesh, who brings to our Board decades of valuable experience as an executive and entrepreneur at some of the world’s leading airlines,” said Gary Kelly, Executive Chairman of the Board. “Having co-founded IndiGo and grown it into India’s largest airline, Rakesh knows the importance of building a business that has both a distinct culture and enduring profitability.”

“I have long admired Southwest Airlines and am honored to join the Board,” said Gangwal. “Together with the rest of the Board, I look forward to supporting the Company’s strategic direction and building on its well-earned reputation as one of the world’s most admired and respected airlines.”

“Rakesh’s expertise in travel technology will be valuable as we continue to make investments that support our operations and strategic initiatives,” added Kelly. “We look forward to working with Rakesh and benefitting from his insights to best serve our Customers, do right by our Employees, and drive long-term Shareholder value.”

In addition to having served on the board of lnterGiobe Aviation, Gangwal has also served on several other public company Boards, including US Airways Group, carMax, Office Depot, OfficeMax, and PetSmart. Gangwal earned a Bachelor of Technology degree from the Indian Institute of Technology and a Master of Business Administration from The Wharton School at University of Pennsylvania.

Gangwal’s appointment continues the Board’s deliberate efforts to evolve its composition to comprise professionals with a diverse range of skills and experience in areas critical to Southwest Airlines’ business, including aviation, travel, finance, technology, consumer services, governmental affairs, human capital, environmental and sustainability, and logistics and operations. As part of its continued refreshment efforts, the Board has appointed a total of eight new independent and highly-qualified Directors, including Gangwal, over the last three years.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s planned Investments to support operations and Initiatives; (ii) the Company’s expectations with respect to its strategic priorities and focus areas, goals, opportunities, and initiatives, including with respect to best serving its Customers, doing right by its Employees, and driving long-term Shareholder value;

and (iii) the Board’s strategic refreshment process. These forward-looking statements are based on the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, economic conditions, banking conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company’s control, on consumer behavior and the Company’s results of operations and business decisions, plans, strategies, and results; (ii) the Company’s ability to timely and effectively implement, transition, operate, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives, including with respect to revenue management; (iii) the cost and effects of the actions of activist shareholders; (iv) the Company’s ability to obtain and maintain adequate Infrastructure and equipment to support its operations and initiatives; (v) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company’s fuel hedging strategies and positions, on the Company’s business plans and results of operations; (vi) the Company’s dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company’s aircraft deliveries, fleet and capacity plans, operations, maintenance, strategies, and goals; (vii) the Company’s dependence on Boeing and the Federal Aviation Administration with respect to the certification of the Boeing MAX 7 aircraft; (viii) the Company’s dependence on other third parties, in particular with respect to its technology plans, its plans and expectations related to revenue management, operational reliability, fuel supply, maintenance, Global Distribution systems, and the Impact on the Company’s operations and results of operations of any third party delays or non-performance; (ix) the Company’s ability to timely and effectively prioritize its initiatives and focus areas and related expenditures; (x) the impact of labor matters on the Company’s business decisions, plans, strategies, and results; (xi) the impact of governmental regulations and other governmental actions on the Company’s business plans, results, and operations; (xii) the Company’s dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans, strategies, and Initiatives; (xiii) the emergence of additional costs or effects associated with the cancelled flights in December 2022, including litigation, government investigation and actions, and Internal actions; and (xiv) other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

About Southwest Airlines Co.

Southwest Airlines Co. operates one of the world’s most admired and awarded airlines, offering Its one-of-a-kind value and Hospitality at 121 airports1 across 11 countries. Southwest took flight in 1971 to democratize the sky through friendly, reliable, and low-cost air travel and now carries more air travelers flying nonstop within the United States than any other airline2. Based in Dallas and famous for an Employee-first corporate Culture, Southwest. maintains an unprecedented record of no involuntary furloughs or layoffs in its history. By empowering its more than 74,0003 People to deliver unparalleled Hospitality, the maverick airline cherishes a passionate loyalty among more than 137 million Customers carried in 2023. That formula for success has brought industry-leading prosperity and 47 consecutive years4 of profitability for Southwest Shareholders (NVSE: LUV). Southwest leverages a unique legacy and mission to serve communities around the world including harnessing the power of its People and Purpose to put communities at the Heart of its success. Learn more by visiting Southwest.com/citizenship. As the airline with Heart, Southwest has set a goal to work toward achieving net zero carbon emissions by 20505. Southwest has also set near-term targets and a three-pillar strategy to achieve its environmental goals. Learn more by visiting Southwest.com/planet.

1.	Effective Aug. 5, 2024, the airline will serve 117 airports.

2.	Based on U.S. Dept. of Transportation quarterly Airline Origin & Destination Survey since Q1 2021

3.	Fulltime-equivalent active Employees

4.	1973-2019 annual profitability

5.

Southwest net-zero by 2050 goal includes Scope 1, Scope 2, and Scope 3 Category 3 emissions only and excludes any emissions associated with non-fuel products and services, such as inflight service items.

SOURCE Southwest Airlines Co.

Exhibit 4

ESPAÑOL

FLIGHT | HOTEL | CAR | VACATIONS | CRUISES SPECIAL OFFERS RAPID REWARDS®

Privacy Policy & Data Options

Last Updated: March 19, 2024.

Terms & Conditions

Copyright Complaint

Incorporated Terms

User Content and Conduct Policy

Privacy Policy & Data Options

SWABIZ Terms of Service

Terms of Use

Travel Agency Information

Text Message Terms

Careers Terms & Conditions

Careers Privacy Policy

Index

1.	Transfer of Information

2.	Information Collection

3.	Use of Information

4.	Sharing of Information

5.	Information You Disclose Publicly or to Others

6.	Rapid Rewards®, Sweepstakes, Contests, and Surveys

7.	Advertising & Analytics Services and Online Tracking

8.	Social Features

9.	Refer-a-Friend

10.	Third Party Websites

11.	TSA Guidelines

12.	Touch ID

13.	Your Choices

14.	Personal Information Requests

15.	Children

16.	Data Security

17.	Changes to This Privacy Policy

18.	Contact Us

19.	Do Not Sell or Share My Personal Information

This Privacy Policy describes how Southwest Airlines Co., P.O. Box 36647 TOP-1CR, Dallas, Texas 75235 (“Southwest,” “Company,” “we,” or “us”) collects, uses and shares information in connection with Southwest’s services, systems, websites, and apps that refer or link to the Privacy Policy (collectively, the “Services”).

By using our Services, you agree to our Terms & Conditions and consent to our collection, use and disclosure practices, and other activities as described in this Privacy Policy. This Privacy Policy is not a contract and does not create any legal rights or obligations.

1/10

1. Transfer of Information

The information we collect from you may be transferred to, stored at, and processed in destinations outside of the country in which you are located, and may be accessible to the governments of such destinations. This includes processing by us, our affiliates, our third party payment processing companies and other third parties described in the “Sharing of Information” section below. You agree to such transfer, storing and/or processing outside the country in which you are located. It is our objective to take steps reasonably necessary to help secure your information and to treat your information that we have collected in accordance with this Privacy Policy.

2. Information Collection

Information You Provide to Us

We collect information you provide directly to us. For example, we collect information when you use our Services, book travel, register for our Services or set up a Southwest account, SWABIZ® account, or Rapid Rewards® account, subscribe to our e-mails, mobile messages, or social media notifications, post on our forums or blogs, participate in the Rapid Rewards® Program, a sweepstakes, contest, promotion, survey, or poll, communicate with us via third party social media sites, shop our Services, order physical or digital gift cards, request customer support, apply for a job or otherwise communicate with us through the Services.

The types of information we may collect include Personal Information. “Personal Information” is information that could reasonably be linked with a particular consumer or household, such as your first and last name, e-mail address, zip code, billing address, shipping address, phone number, payment card information, social media account information, travel preferences, birth date, redress number, and demographic information. “Personal Information” also may include sensitive information, such as present and future health status, and genetic information, to allow us to better serve your needs (for example, to assist you with boarding a flight if you need a wheelchair or with meeting safety requirements).

You may choose to voluntarily submit certain other information to us through the Services, including Personal Information, but you are solely responsible for the information that you submit to us.

If you apply for or inquire about employment with us, “Personal Information” may also include your education, occupation, and employment history. This Privacy Policy is not intended to be a substitute for disclosure or authorization obligations regarding background checks, which may be required under the Fair Credit Reporting Act or similar laws. If we conduct a background check on you, at that time we will provide you with separate disclosure and authorization forms informing you of our intent to check your background, and requesting your consent to do so.

Information We Collect Automatically

We and our agents, vendors, and service providers automatically collect certain information from and about you when you access or use our Services. This information may include, without limitation, demographic information; IP address; browser/device/hardware type; operating system characteristics; information about your use of our Services; and data regarding network connected hardware (e.g., computer or mobile device), such as unique device identifiers, type, model, version, MAC address, device or session ID, error related data status, capability, confirmation, functionality, performance data, and connection type. This information may also include clickstream data, which is information about the page-by-page paths you take as you browse through the Services.

This information is gathered by certain tools and methods such as:

•

Log Information: We and our agents, vendors, and service providers collect information about your use of our Services, such as the type of browser you use, access times, pages viewed, your IP address and the referring link through which you accessed our Services.

•

Information Collected by Cookies and Other Tracking Technologies: We and our agents, vendors, and service providers may use cookies, web beacons (also known as “tracking pixels”), embedded scripts, location-identifying technologies, in-app tracking methods, and other tracking technologies to collect information about you when you interact with our Services or e-mails, including information about your browsing and purchasing behavior. We and our agents, vendors, and service providers may combine this information with other information about you and use it for various purposes, such as improving our Services and your online experience, understanding which areas and features of our Services are popular, counting visits, understanding campaign effectiveness, tailoring communications with you, determining whether an e-mail has been opened and/or links within the e-mail have been clicked, and for other internal business purposes.

•

Cookies: Cookies are data files that are placed on a computer when it is used to visit a website. These cookies may be used for many purposes, including, without limitation, tracking user preferences or web pages visited while using our Services. Some web browsers are

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set to accept cookies by default. If you prefer, you can usually set your browser to remove or reject certain cookies. Please note that if you choose to remove or reject cookies, this could affect the availability and functionality of our Services. For example, cookies allow us and our agents, vendors, and service providers to store items in your cart between visits. In addition, please be aware that if you choose to block cookies, some preferences that are dependent on cookies may not be able to be respected.

•

Web Beacons: We and our agents, vendors, and service providers may include small graphic images called web beacons, also known as “Internet tags” or “clear gifs,” in our web pages and e-mail messages. We and our agents, vendors, and service providers may use web beacons or similar technologies for a number of purposes, including, without limitation, to count the number of visitors to our Service, to monitor how users navigate the Services, and to count how many e-mails that we sent were actually opened or how many particular articles or links were actually viewed.

•

Embedded Scripts: An embedded script is programming code that is designed to collect information about your interactions with the Services. It is temporarily downloaded onto your computer from our web server or a third party with whom we work, is designed to be active only while you are connected to the Service, and deleted or deactivated thereafter.

•

Location-identifying Technologies: We and our agents, vendors, and service providers may use GPS (global positioning systems) software and other location-based technologies to locate you so we may verify your location, and deliver relevant content to you based on your location. We may collect precise location information from your device.

•

In-App Tracking Methods: There are a variety of tracking technologies that may be included in mobile applications, and these are not browser-based like cookies and cannot be controlled by browser settings. Some use device identifiers, or other identifiers such as “Ad IDs” to associate app user activity to a particular app.

Information we and our agents, vendors, and service providers automatically collect about you, such as how you interact with our Services, may be combined with your Personal Information. If we associate any such automatically-collected information with Personal Information about you, our objective will be to treat the combined information as Personal Information.

We and our business partners and other third parties may send you product promotions that are aligned with your purchase trends and/or interests identified through automatically-collected information.

Information We Collect From Our Partners and Other Sources

We may also obtain information about you (such as e-mail, address and employment history) from other sources and combine that with information we collect about you. If we receive Personal Information from a third party source and/or if we combine the information we receive from these third party sources with your Personal Information, our goal will be to treat that information as Personal Information. We are not responsible for the accuracy of the information provided by you or third parties or how such third parties collect, use and share such information.

We may obtain information from our partners and append it to our existing user information to better understand users’ interests and to provide more relevant content, including job listings and advertising.

We may append information about you that is publicly available or information that is aggregated and/or depersonalized including by partners. This information may include, for example, your travel preferences and activity, household income range, employment and education history, or postal code. This information may be associated with Personal Information as described herein, such as email address, physical address, first and last name combined, or phone number. We may use a third party vendor with whom we share your information to assist with this.

3. Use of Information

We may use information about you for various purposes. Primary purposes for use of information include to:

•	Facilitate, personalize, and improve your experience with our Services, including travel experience and your online or app experience;

•	Process your registration with our Services, including verifying that your e-mail address(es) are active and valid and enrolling you in the Rapid Rewards® Program;

•	Manage your profile(s) and online account(s), including purchases, orders, payments, returns, exchanges, and blog comments;

•	Process and deliver frequent flyer points, sweepstakes, contest, promotion, and survey entries and rewards;

•	Respond to your comments, questions and requests and provide customer service;

•	Send you technical notices, updates, security alerts and support and administrative messages;

•	Contact you regarding your use of our Service and, in our discretion, changes to our policies;

•	Evaluate and process your application for employment; and

•	Prevent fraudulent transactions and monitor against threats.

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In addition, there may be secondary purposes for use of information, such as to:

•	Create a usage profile of your preferences and provide advertisements, job descriptions, content or features that match your profile and interests;

•

Communicate with you about products, services, offers, promotions, rewards and events (including those offered by third parties) and provide news and information we think will be of interest to you (for information about how to manage these communications, please see the Your Choices section below);

•	Monitor and analyze trends, usage and activities;

•	Link or combine with information we get from others to help understand your needs and provide you with better service;

•	Improve our Services and other Southwest websites, applications, marketing efforts, products and services;

•	Conduct research and analysis, including focus groups and surveys, on our Service and other Southwest websites, applications, products and services;

•	Retarget across other sites (as described in the Advertising & Analytics Services and Online Tracking section below);

•	Carry out any other purpose disclosed elsewhere in this Privacy Policy or at the time you provide your Personal Information; and

•	Any other purpose, with your consent or as permitted or required by applicable law.

Whether a use is primary or secondary may change over time. Some of the information we collect for primary purposes may be used for secondary purposes.

4. Sharing of Information

Our agents, vendors, consultants, and service providers have access to Personal Information to carry out work on our behalf.

We may also share information about you for various purposes. Primary purposes for sharing of information include:

•

With the Transportation and Security Administration (“TSA”) as legally permitted or required under the authority of 49 U.S.C. section 114, the Intelligence Reform and Terrorism Prevention Act of 2004 and 49 C.F.R parts 1540 and 1560;

•

To the maximum extent permitted by applicable law, in response to (i) subpoenas or other legal process or if in our good faith opinion such disclosure is required or permitted by law; and/or (ii) at the request of governmental authorities conducting an investigation;

•	To defend the Terms & Conditions or other policies applicable to our Services;

•	If we believe your actions are inconsistent with our user agreements or policies, or to protect the rights, property, life, health, security and safety of us or any third party;

•

To the maximum extent permitted by applicable law, we may also use IP addresses, mobile device identifiers or any other information we collect to identify users, and may do so in cooperation with copyright owners, Internet service providers, wireless service providers or law enforcement agencies in our discretion. Such disclosures may be carried out without notice to you;

•

With our agents, vendors, and service providers for purposes of managing and fulfilling your travel reservations, product purchases, transportation services, activities, events, excursions, and Rapid Rewards® Program points. For example, we may share your information with our Rewards® Partners to help facilitate your purchase, transfer, or gift of Rapid Rewards® points.

•	With our and our agents, vendors, and service providers to verify your address in order to ensure we maintain the accuracy of our database;

•	With our affiliates for internal business purposes (including but not limited to managing your travel and/or accounts); and

•

In connection with, or during negotiations of, any proposed or actual merger, purchase, sale (including a liquidation, realization, foreclosure or repossession), lease, amalgamation or any other type of acquisition of all or any portion of Southwest assets, financing, disposal, conveyance or transfer of all or a portion of our business to another company.

In addition, there may be secondary purposes for sharing of information, such as:

•

With our business partners, affiliates and other third parties for purposes of sending their own marketing. For example, we may share your information with our financial institution Rewards® Partners for their direct marketing purposes, which may include, but is not limited to, marketing their co-branded credit cards to you;

•

With third parties who conduct analytics or data appending (such as the process described above) in order for us to offer you more relevant products and services; For a purpose disclosed elsewhere in this Privacy Policy, or at the time you provide your Personal Information.

•	For example, if you link your account to a corporate travel account, we may share Personal Information with your company’s travel administrators and other personnel; and

•	With your consent or at your direction or as required or permitted by applicable law.

Whether sharing is primary or secondary may change over time. Some of the information we share under primary purposes may be shared for secondary purposes.

In our sole discretion, we may also share aggregated or de-identified information that cannot reasonably be used to identify you with third parties or affiliates.

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5. Information You Disclose Publicly or to Others

The Services may permit you to submit ideas, photographs, user profiles, writings, music, video, audio recordings, computer graphics, pictures, data, questions, comments, suggestions or other content, including Personal Information (collectively, “User Content”), such as on blogs and forums, and in association with your account and user profile. We or others may store, display, reproduce, publish, distribute or otherwise use User Content online or offline in any media or format (currently existing or hereafter developed) and may or may not attribute it to you. Others may have access to this User Content and may have the ability to share it with third parties. Please think carefully before deciding what information you share, including Personal Information, in connection with your User Content. Please note that Southwest does not control who will have access to the information that you choose to make public, and cannot ensure that parties who have access to such publicly available information will respect your privacy or keep it secure. We are not responsible for the privacy or security of any information that you make publicly available on the Services or what others do with information you share with them on the Services. We are not responsible for the accuracy, use or misuse of any User Content that you disclose or receive from third parties through the Services. We are not responsible for User Content you submit to third party services via our Services.

6. Rapid Rewards®, Sweepstakes, Contests, and Surveys

We may offer you the opportunity to participate in our Rapid Rewards® Program, sweepstakes, contests, surveys, and other promotions (each, a “Promotion”) that may require registration or for you to submit Personal Information through the Services. Participation in these Promotions is completely voluntary. If you choose to enter a Promotion, your Personal Information may be disclosed to third parties in connection with the administration of such Promotion, such as in connection with winner selection, prize fulfillment, and as required by law, such as on a winners list. By entering a Promotion, you are agreeing to the official rules that govern that Promotion, which may contain specific requirements of you, including, except where prohibited by law, allowing the sponsor and/or other parties to use your name, voice and/or likeness in advertising or marketing materials. Southwest may offer opportunities to enter a Promotion or other feature that we offer jointly with a third party. As a result of your participation in such feature, your information may be shared with the third party that is jointly offering the feature.

7. Advertising & Analytics Services and Online Tracking

We engage third parties to serve advertisements on our behalf across the Internet and to provide analytics about the use of our Services. In addition, we may participate in online advertising networks and exchanges that display relevant advertisements to our Services visitors based on their interests as reflected in their browsing of the Service and certain third party sites participating in the same networks and exchanges. These entities may use cookies, web beacons, pixels, embedded scripts, and other technologies to collect information about your use of the Service, such as your IP address, web browser, pages viewed, time spent on pages, links clicked and conversion information. This information may be used by us and others to, among other things, analyze and track data, determine the popularity of certain content, deliver advertising and content targeted to your interests on the Services and other websites and better understand your online activity. Data collected from a particular browser or device may be used with another computer or device that is linked to the browser or device on which such data was collected, or transferred to a non-affiliate for such purposes.

This means that some information about your browsing of the Service and certain third party sites may be shared with these companies for the purpose of delivering ads to you on the Services and certain third party sites, and Southwest may receive from some of these companies information about third party sites that you have visited. This information is used for marketing purposes and the practice is sometimes termed “retargeting” to indicate that information from one retailer is used to suggest to you relevant products offered by another retailer.

These and other third parties may also collect Personal Information about your online activities over time and across different websites when you use our Service.

We may also work with third parties to serve ads to you as part of a customized campaign on other websites or platforms.

This Privacy Policy does not cover any use of information that such third parties themselves may have collected from you (e.g., type of browser, operating system, domain name, day and time of visit, page(s) visited) or the methods used by the third-parties to collect that information (e.g., cookies, web beacons and clear gifs).

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Note that your browser settings may allow you to automatically transmit a “Do Not Track” signal to websites and online services you visit. Like many websites and online services, Southwest currently does not alter its practices when it receives a “Do Not Track” signal from a visitor’s browser. To find out more about “Do Not Track,” you may wish to visit http://www.allaboutdnt.com.

Certain advertising networks and exchanges may participate in the Digital Advertising Alliance (“DAA”) AdChoices Program and may display an Advertising Option Icon for interest-based ads. You can learn more about the DAA AdChoices Program at http://www.youradchoices.com. The DAA also offers a tool for opting out of the collection of cross-app data on a mobile device for interest-based advertising. To exercise choice for companies participating in this tool, download the AppChoice app at http://youradchoices.com/appchoices.

In addition, certain advertising networks and exchanges may participate in the Network Advertising Initiative (“NAI”). NAI has developed a tool that allows consumers to opt out of targeted advertising delivered by NAI members’ ad networks. To learn more about opting out of targeted advertising or to use the tool, visit http://www.networkadvertising.org/choices/. We are not responsible for effectiveness of, or compliance with, any third-parties’ opt out options or programs or the accuracy of their statements regarding their programs. Choices you make are both browser and device-specific and your preferences are deleted whenever you clear your cookies or browser’s cache.

Southwest also has a specific marketing platform that uses persistent cookies. Click this link to opt out from our marketing platform’s persistent cookies (please note that if you delete your cookies or switch to a different browser you will have to repeat this procedure). Use of cookies by Southwest’s marketing platform is subject to its privacy policies. Please be aware that, even if you are able to opt out of certain kinds of targeted advertising, you will continue to receive generic ads.

8. Social Features

Certain functionality on the Services is specifically designed to permit interactions that you initiate between the Service and third party websites or services, including third party social networks (“Social Features”). Examples of Social Features include enabling you to transmit content to the Service from your account on a third party website or service; to “like” or “share” our Services content to other websites or services; to log-in to the Services using your username and password for a third party site or service; and to otherwise connect our Services to a third party website or service.

If you choose to use Social Features, information you post or provide access to, including User Content, may be publicly displayed on our Services or by the provider of the Social Feature that you use. Similarly, if you post information on a third party platform that references our Services (e.g., by using a hashtag associated with Southwest in a tweet or status update), your post may be published on our Service in accordance with the terms of the third party website or service. Also, both Southwest and the third party may have access to certain information about you and your use of our Services and the third party site or service. In addition, we may receive information about you if other users of a third party website give us access to their profiles and you are one of their “connections,” or information about you is otherwise accessible through your “connections” web pages, profile pages, or similar pages on a social networking or other third party website or interactive service.

The information we collect in connection with Social Features is subject to this Privacy Policy. The information collected and stored by the third parties remains subject to those third parties’ privacy practices, including whether the third parties continue to share information with us, the types of information shared, and your choices with regard to what is visible to others on those third party websites or services.

9. Refer-a-Friend

You may use a referral feature to inform a friend about our services. Southwest may use any e-mail address provided when using this referral feature to send a single e-mail to such designated recipients about products, services, offers, promotions, rewards and events and provide news and information we think will be of interest to such designated recipients. By using a referral feature, you represent that you and your friend are United States citizens and that you have permission to provide your friend’s email address. Southwest will not be responsible for the accuracy of the information you provide.

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10. Third Party Websites

The Services contain hyperlinks to other websites or locations that we do not control and are operated and controlled by third parties (“Third Party Websites”). We make no representations regarding the policies or business practices of such Third Party Websites and encourage you to familiarize yourself with their privacy policies before providing them with your Personal Information. Our Privacy Policy does not apply to these Third Party Websites. You should read the privacy policy of each Third Party Website as these Third Party Websites may use their own cookies, web beacons and other technology to independently collect information about you. In addition, these Third Party Websites may solicit Personal Information from you.

11. TSA Guidelines

The Transportation Security Administration of the U.S. Department of Homeland Security requires us to collect information from you for purposes of watch list screening, under the authority of 49 U.S.C. section 114, and the Intelligence Reform and Terrorism Prevention Act of 2004. Providing this information is voluntary; however, if it is not provided, you may be subject to additional screening or denied transport or authorization to enter a sterile area. TSA may share information you provide with law enforcement or intelligence agencies or others under its published system of records notice. For more on TSA Privacy policies, or to view the system of records notice and the privacy impact assessment, please see TSA’s Web site at www.tsa.gov.

12. Touch ID

If you use the Service through an Apple, Inc. (“Apple”) Device or an Android/Google Device, we may offer Face ID/Touch ID or Face Unlock/Fingerprint Unlock for such devices as an alternative log-in method to password. We are only notified as to whether the authentication was successful and cannot access the Face ID or Touch ID nor the Face Unlock or Fingerprint Unlock or the data associated with the use of such capabilities. For more details, see Apple’s iOS Security Guide at: https://www.apple.com/business/docs/iOS_Security_Guide.pdf; see Google/Android’s Security Guide at https://source.android.com/security.

13. Your Choices

Profile and Apps

You are responsible for maintaining the accuracy of the information you submit to us, such as your contact information provided as part of registration. The Services may allow you to access, review, correct, update, and remove or make inaccessible Personal Information you have provided through the Services’ registration or otherwise, and you may provide registration updates and changes by logging into your Southwest account, SWABIZ® account, or Rapid Rewards® account, or contacting us by phone, e-mail, or postal mail as detailed here.

With respect to our mobile and other applications, you can prospectively stop all collection of information by the application by uninstalling the application. Also, you may at any time restrict our access to your location data by adjusting the permissions in your mobile device.

It is our objective to make good faith efforts to make requested changes in our then-active databases as soon as reasonably practicable (but we may retain prior information as business records). Please note that it is not always possible to completely remove or delete all of your information from our databases and that residual data may remain on backup media or for other reasons.

Promotional Communications

You can opt out of receiving promotional e-mail communications from us at any time by following the instructions provided in those communications or e-mail us as detailed here. If you receive promotional text messages from us, you may opt out of the applicable text messaging program by replying “STOP” to a promotional text message you receive.

As a Southwest customer, Southwest account holder, SWABIZ®, or Rapid Rewards® Member, or user of the Services, you may also receive periodic promotional postal mailings from Southwest Airlines and/or our select marketing partners. If you do not wish to receive such promotional mailings, you may opt out at any time by following the instructions provided in those mailings or e-mail us as detailed here.

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Please note that even if you opt out of receiving promotional emails, text messages or other communications, we and our agents, vendors, and service providers may continue to send you non-promotional e-mails, non-promotional text messages and other types of communications, as permitted by law, such as those about our ongoing business relations. For example, we and our agents, vendors, and service providers may send e-mails and other communications that contain service-related announcements that affect your account, confirmations and updates regarding reservations you have made, requests for feedback on our services and/or your specific travel experiences, information about your job application or responses to your comments and feedback submitted to us and our agents, vendors, and service providers.

Southwest mobile applications may send you notifications that may include alerts, sounds, and icon badges. These push notifications or in-app messages may include both operational messages and promotional messages regarding products, services and offers that may be of interest to you. Push notifications can be configured in settings on your mobile device. As with e-mails, even if you opt out of receiving promotional communications, we may continue to send you non-promotional push notifications, such as those about your use of the applications or our ongoing business relations.

14. Personal Information Requests

You may make the following requests with respect to your Personal Information: request a copy of the Personal Information we have collected about you; request that we delete Personal Information that we have about you, subject to several exceptions; request that we not share your Personal Information with third parties for certain behavioral advertising purposes; and request that we not sell your Personal Information to third parties for valuable consideration.

Note that if you would like to opt-out of cookie and other technology-based tracking for behaviorally targeted advertising purposes, you will need separately adjust your browser settings, opt out at https://optout.aboutads.info/, and otherwise set your preferences as described in Section 7. Keep in mind that your cookie and tracking tools choices are typically website, device, and browser specific, and may be deleted if you clear your browser’s cache.

Our policy does not permit discrimination against you for making such a request. To make a request, click here or call us at 1-800-435-9792. The web forms and phone number are not intended to be used for general submission of complaints or comments. Please visit the Contact Us page on Southwest.com for Customer Service options.

Please note that we may deny your request, or fulfill a request only in part, based on our legal rights and obligations. For example, we may retain Personal Information as permitted by law, such as for tax or other record keeping purposes, to maintain an active account, and to process transactions and facilitate customer requests. If you are not satisfied with the outcome of your request and would like to request further review, you may send an email to Southwest.Privacy@wnco.com with “Personal Information Requests Appeal” in the subject line. We intend to take reasonable steps to verify your identity prior to responding to your requests. The verification steps will vary depending on the sensitivity of the Personal Information and whether you have an account with us. If you designate an authorized agent to make a request on your behalf, please ensure the authorized agent is identified as an authorized agent.

Also note that for purposes of these requests, Personal Information does not include information about job applicants, employees and other employment affiliates. Southwest employees, directors, officers, contractors, interns, job applicants and designated beneficiaries that are California residents can submit certain requests regarding their Personal Information processed in the employment context by clicking here or by calling us at 1-800-435-9792.

15. Children

Our Services are not intended for and are not targeted to children under the age of thirteen (13). If you are a child under the age of thirteen (13), you are not permitted to use the Services and should not send any information about yourself to us through the Services.

We do not knowingly collect any personal information from children under the age of 13 and, if we learn that we have received information from a user under the age of 13, we will delete this information in accordance with the Children’s Online Privacy Protection Act (“COPPA”). If you are a parent or guardian and you believe that your child under the age of thirteen (13) has provided us with personal information without COPPA-required consent, please contact us by e-mail as detailed here.

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If you have registered to use the Services, and have posted content or information on the Services, you can request that such information be removed from the Services by contacting us by e-mail as detailed here or by sending a letter to Southwest Airlines Co., P.O. Box 36647 TOP-1CR, Dallas, Texas 75235 (Attention: Legal Counsel), stating that you personally posted such content or information and detailing where the content or information is posted. We will make reasonable good faith efforts to endeavor to remove the post from prospective public view or anonymize it so the minor cannot be individually identified. This removal process cannot ensure complete or comprehensive removal. For instance, third parties may have republished the post and archived copies of it may be stored by search engines and others that we do not control.

16. Data Security

It is our goal to take reasonable measures to help protect information about you from loss, theft, misuse and unauthorized access, disclosure, alteration and destruction. Although Southwest’s objective is to use reasonable efforts to help protect your information, transmission via the Internet is not completely secure and Southwest cannot guarantee the security of your information collected through our Services. Further, you are responsible for protecting your password.

17. Changes to This Privacy Policy

Southwest reserves the right to change this Privacy Policy and its practices from time to time consistent with applicable privacy laws and principles. If we make changes to this Privacy Policy we will notify you by revising the date at the top of this Privacy Policy, and in some cases, we may choose to provide you with additional notice (such as adding a statement to the homepages of our Services or sending you an e-mail notification). If the changes are material, we may provide you additional notice.

18. Contact Us

If you have any questions, complaints, or suggestions regarding this Privacy Policy, please feel free to contact us by phone, e-mail, or postal mail as detailed here.

19. Do Not Sell or Share My Personal Information

Do Not Sell or Share My Personal Information

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Exhibit 5

ESPAÑOL
FLIGHT | HOTEL | CAR | VACATIONS | CRUISES SPECIAL OFFERS RAPID REWARDS®

Terms & Conditions

Last modified: April 4, 2017

Terms & Conditions

Copyright Complaint

Incorporated Terms

User Content and Conduct Policy

Privacy Policy & Data Options

SWABIZ Terms of Service

Terms of Use

Travel Agency Information

Text Message Terms

Careers Terms & Conditions

Careers Privacy Policy

Index

1.	Ownership of Company Information

2.	Accessing the Service

3.	Restrictions and Prohibited Activities

4.	Your Privacy

5.	License to Your Content

6.	Intellectual Property Rights

7.	Contacting Southwest Airlines

8.	Third-Party Content and websites; Advertisements

9.	Dealings with Third Parties

10.	Wireless Features and Communications

11.	Location-Based Features

12.	Forum Selection

13.	Disclaimer of Representations and Warranties

14.	Limitations of Our Liability

15.	Waiver of Injunctive or Other Equitable Relief

16.	Limited Time to Bring Your Claim

17.	Business uses of our Service

18.	Purchases & Forms of Payment

19.	Additional Information

20.	Patents

21.	Consent or Approval

22.	Indemnity

23.	Severability; Interpretation; Assignment

24.	Investigations; Cooperation with Law Enforcement

25.	Complete Agreement; No Waiver

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These Terms & Conditions (“Terms”) set forth a legally binding agreement between you and Southwest Airlines Co. (“Southwest,” “we,” or “us”), and govern your use of and access to www.southwest.com, www.swabiz.com, and any other websites, mobile and other applications, or services that post a link to these Terms (each individually a “Site” and collectively, the “Sites”) and the information, features, content, and services that we own, control, or make available through the Sites (collectively, with the Sites, the “Service”) whether as a guest or a registered user.

By using the Service or by clicking accept or agree to these Terms when this option is made available to you, you accept these Terms and the Service’s Privacy Policy, and consent to the collection and use of your data in accordance with the Privacy Policy. The Terms may be revised and updated by us from time to time without notice to you. All changes are effective immediately when we post them. Your continued use of the Sites is your acceptance of the revised and updated Terms. You can review the most current version of the Terms & Conditions agreement at any time at http://www.southwest.com/about-southwest/terms-and-conditions/. If you do not agree to any of these Terms, please do not use or access our Service.

In some instances, both these Terms and separate terms and conditions will apply, including without limitation, transportation of passengers, baggage, and cargo by Southwest Airlines® and its affiliates is subject to the terms & conditions contained in Southwest’s Contract of Carriage, terms and conditions printed on or in a ticket jacket or an e-Ticket receipt, in any published schedule, or any other separate terms (collectively “Additional Terms”). By using the Service, purchasing a ticket, or accepting transportation, you agrees to be bound by such Additional Terms. To the extent there is a conflict between these Terms and any Additional Terms, the Additional Terms will control unless they expressly state otherwise.

The Service is offered and available to individuals who are 13 years of age or older. By using the Service, you represent and warrant that you are 13 years of age or older. If you do not meet this requirement, you must not access or use the Service and should not send any information about yourself to us through the Service.

1. Ownership of Company Information

Information and materials concerning Southwest and its products and services, and similar items from our licensors and other third parties, including flight schedules, routes, fares, text, graphics, button icons, layout, databases, articles, posts, text, data, files, images, scripts, designs, instructions, illustrations, photographs, sounds, pictures, advertising copy, URLs, technology, software, interactive features, the “look and feel” of the Sites, audio and video clips, digital downloads, data compilations (including customer and Rapid Rewards® information), the compilation, assembly, and arrangement of the materials of the Sites, all copyrightable materials, trademarks, logos, trade names, trade dress, service marks, and trade identities of various parties, including those of Southwest, and other forms of intellectual property, and information regarding the status of Southwest flights, etc. is referred to as “Company Information.” All right, title, and interest in and to the Service and the Company Information is the property of Southwest or our licensors or certain other third parties, and is protected by U.S. and international copyright, trademark, trade dress, patent and/or other intellectual property and unfair competition rights and laws to the fullest extent possible. Southwest owns all copyrights, trademarks, service marks, and trade names related to our Company Information. All Company Information is proprietary to Southwest Airlines.

Subject to your strict compliance with these Terms and the Additional Terms, Southwest grants you a limited, non-exclusive, revocable, non-assignable, personal, and non-transferable license to download, display, view, use, play the Company Information on a personal computer, browser, laptop, tablet, mobile phone or other Internet-enabled device (each, a “Device”) and/or print one copy of the Company Information as it is displayed to you, in each case for your personal, non-commercial use only.

All rights not expressly granted to you are reserved by Southwest and its licensors and other third parties. No right or license may be construed, under any legal theory, by implication, estoppel, industry custom, or otherwise. Any unauthorized use of any Confidential Information or the Service for any purpose is prohibited.

2. Accessing the Service

We reserve the right to withdraw or amend the Service, and any service or material we provide on the Service, in our sole discretion without notice. We will not be liable if for any reason all or any part of the Service is unavailable at any time or for any period. From time to time, we may restrict access to some parts of the Service, or the entire Service, to you.

You are responsible for:

•	Making all arrangements necessary for you to have access to the Service.

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•	Ensuring that all persons who access the Service through your internet connection are aware of these Terms and comply with them.

•	Ensuring that using our Services on mobile devices does not distract you or prevent you from obeying traffic or safety laws.

To access the Service or some of the resources it offers, you may be asked to provide certain registration details or other information. It is a condition of your use of the Service that all the information you provide on the Service is correct, current and complete. You agree that all information you provide to register with this Service or otherwise, including but not limited to through the use of any interactive features on the Service, is governed by our Privacy , and you consent to all actions we take with respect to your information consistent with our Privacy Policy.

If you choose, or are provided with, a user name, password or any other piece of information as part of our security procedures, you must treat such information as confidential, and you must not disclose it to any other person or entity. You also acknowledge that your account is personal to you and agree not to provide any other person with access to this Service or portions of it using your user name, password or other security information. You agree to notify us immediately of any unauthorized access to or use of your user name or password or any other breach of security. You also agree to ensure that you exit from your account at the end of each session. You should use particular caution when accessing your account from a public or shared computer so that others are not able to view or record your password or other personal information. Similarly, you are responsible for protecting your confirmation codes, e-ticket numbers, and other record locators from unauthorized users.

Southwest may immediately suspend or terminate the availability of the Service and Company Information, in whole or in part, to any individual, group, or everyone, for any reason, in Southwest’ sole discretion, and without advance notice or liability. Upon suspension or termination of your access to the Service, or upon notice from Southwest, all rights granted to you under these Terms or any Additional Terms will cease immediately, and you agree that you will immediately discontinue use of the Service. The provisions of these Terms and any applicable Additional Terms, which by their nature should survive your suspension or termination, will survive.

Southwest, and its service providers are not liable for information that is inaccurate due to technical defects in software used on the Sites or service providers websites, whether induced by their respective systems or by software provided by third parties.

3. Restrictions and Prohibited Activities

You agree that you will not:

i.	copy, display, distribute, download, license, modify, publish, re-post, reproduce, reuse, sell, transmit, or use the Service or Company Information to create a derivative work

ii.	use the Service or Company Information for any commercial purpose, with the exception of authorized Southwest travel agents/agencies;

iii.	use the Service or Company Information for any political purpose;

iv.

engage in any activity in connection with the Service or Company Information that is libelous, slanderous, defamatory, fraudulent, unlawful, false or misleading, harmful, tortious, vulgar, invasive of another’s privacy, sexually explicit, offensive, obscene, profane, violent, threatening, harassing, abusive, hateful, or otherwise inappropriate with respect to race, gender, sexuality, ethnicity, or other intrinsic characteristic;

v.	harvest any information from the Service;

vi.

copy, derive, edit, translate, decompile, reverse engineer, modify, use, or reproduced any code or source relating to the Service including without limitation, any service or product Southwest offers.;

vii.

modify, re-render, frame, mirror, truncate, add to, inject, filter or change the order of the information contained on any page of the Service, including, without limitation, by any way of reproducing any web pages or Company Information on any other website without our express written permission;

viii.	interfere with the proper operation of or any security measure used by the Service;

ix.	infringe any intellectual property or other right of any third party;

x.	use the Company Information in a manner that suggests an unauthorized association or is beyond the scope of the limited license granted to you;

xi.

use a false email address or other identifying information, impersonate or misrepresent any person or entity, or your affiliation with any person or entity, or misrepresent, mislead, or omit as to the origin or source of any material

xii.	use the Service or any Company Information to make any speculative, fraudulent, or false reservation or any reservation in anticipation of demand;

xiii.	cause to appear any pop-up, pop-under, exit windows, expanding buttons, banners advertisement, or anything else which minimizes, covers, or otherwise inhibits the full display of the Service;

xiv.

use any deep-link, page-scrape, robot, crawl, index, spider, click spam, macro programs, Internet agent, or other automatic device, program, algorithm or methodology which does the same things, to use, access, copy, acquire information, generate impressions or clicks, input information, store information, search, generate searches, or monitor any portion of the Service or Company information;

xv.	use the Service in any way which depletes web infrastructural resources, slows the transferring or loading of any web page, or interferes with the normal operation of the Sites;

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xvi.	upload or transmit to the Service any device, software, program, or file that may damage the operation of any computer or the Service, including without limitation, viruses or corrupt files;

xvii.	disguise the origin of information transmitted to, from, or through the Service;

xviii.	circumvent any measures implemented by Southwest aimed at preventing violations of the Terms. You may not violate the restrictions in any robot exclusion header; or

xix.	otherwise violate these Terms or any applicable Additional Terms.

You also agree you will not use the Service for or in connection with offering any third party product or service not authorized or approved by Southwest. For example, online check-in service providers may not use Southwest web pages to check-in customers online or attempt to obtain for them a boarding pass in any certain boarding group.

When you use the Service or Company Information for an authorized purpose, you must include all proprietary notices without changing, hiding or deleting them.

You may not engage in any conduct that is, or that Southwest deems to be, in violation of the Terms.

4. Your Privacy

The Service may allow you to submit content to us via the Service, or by means other than the Service (such as via our social media pages), including, but not limited to hotel reviews, ratings, photos, video, music, questions, suggestions, ideas, postings, feedback, biographic information, your appearance, audio tapes, digital files, images, performances, and comments (“Submissions”). All Submissions must be posted by someone 13 years of age or older. Terms related to your Submissions are available in our User Content and Conduct Policy. You agree that your Submissions will comply with our User Content and Conduct Policy.

5. License to Your Content

You grant Southwest and its affiliates, subsidiaries, agents, licensees, successors, and assigns a nonexclusive, unrestricted, unconditional, unlimited, worldwide, royalty-free, assignable, fully paid-up, perpetual, transferable, irrevocable and fully sublicensable right to (a) use, host, store, copy, record, reproduce, edit, enhance, improve, modify, adapt, translate, create derivative works of the Submissions, in whole or in part, alone or in any manner and matter or in combination with any other material, in any format or media, whether now existing or hereafter devised, including, but not limited to, text, data, images, photographs, illustrations, animation and graphics, video, audio, and all formats of computer readable electronic, magnetic, digital, laser, or optical based media, and to advertise, market, and promote the Submissions, (b) publicly display, publicly perform, distribute (directly or indirectly), disclose, transmit, publish, or broadcast the Submissions throughout the world in any media, now known or hereafter devised, and with any technology or devices now known or hereafter developed; and (c) use the screen name, your name, voice, likeness, and biographic information, whether in original or modified form, that you submit in connection with a Submission. You also irrevocably consent to our use and association of your name in connection with your Submissions and derivatives thereof. You agree to waive any moral rights that you may have in any Submissions, even if it is altered or changed in a manner not agreeable to you. To the extent not waivable, you irrevocably agree not to exercise such rights in a manner that interferes with any exercise of the granted rights. You understand that you will not receive any fees, sums, consideration, or remuneration for any of the rights granted in this Section. Our receipt of your Submissions is not an admission of their novelty, priority, or originality, and it does not impair our right to contest existing or future intellectual property rights relating to your Submissions. If you submit feedback or suggestions about our Service, we may use your feedback or suggestions without obligation to you.

You further grant Southwest the right to pursue at law any person or entity that violates your or Southwest’s rights in the Submissions by a breach of these Terms. You acknowledge and agree that Submissions are not confidential.

You are fully responsible for the content of your Submissions. We take no responsibility and assume no liability for any Submissions posted or submitted.

6. Intellectual Property Rights

Southwest respects the intellectual property of others, and expects those who use the Service to do the same. It is our policy, in appropriate circumstances and at our discretion, to disable and/or terminate the accounts of individuals who may infringe or repeatedly infringe the copyrights or other intellectual property rights of Southwest and/or others.

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Southwest’s policies with respect to claims by third parties that the content of the Service, including the content of any Submissions, infringes the copyrights owned by said third parties can be found in our Copyright Complaint Policy.

7. Contacting Southwest Airlines

For information on how to contact Southwest Airlines visit our Contact Us page.

8. Third-Party Content and websites; Advertisements

The Service may contain or may interact with third party content that is not owned, controlled or operated by Southwest (collectively, “Third-Party Services”). We may also host our content on Third-Party Services. Southwest neither endorses nor controls such Third-Party Services, AND YOU ACKNOWLEDGE AND AGREE THAT WE ARE NOT RESPONSIBLE OR LIABLE FOR THE INFORMATION, CONTENT, PRODUCTS, OR SERVICES ON OR AVAILABLE FROM SUCH THIRD-PARTY SERVICES, OR FOR THE RESULTS TO BE OBTAINED FROM USING THEM. If you choose to access any such Third Party Services, you do so at your own risk. If you navigate away from the Service by clicking on an unaffiliated website link, you do so at your own risk and you should be aware that these Terms no longer govern. You should review the applicable terms and policies, including privacy and data gathering practices, of any website to which you navigate from the Service or relating to any applications you use or install from another website.

9. Dealings with Third Parties

Any interactions, transactions, and other dealings that you have with any third parties found on or through the Service are solely between you and the third party. YOU HEREBY AGREE TO INDEMNIFY SOUTHWEST AGAINST ALL CLAIMS, INJURY AND/OR DAMAGES INCLUDING ATTORNEYS’ FEES THAT ARISE OUT OF YOUR USE OF ANY THIRD-PARTY SERVICE, INCLUDING FROM ANY MATERIAL THAT YOU POST ON ANY FORUM OR SOCIAL NETWORKING WEBSITE IN CONNECTION WITH US AND/OR ANY OTHER CLAIM RELATED TO YOUR USE OF SOCIAL MEDIA.

10. Wireless Features and Communications

The Service may offer features that are available to you via your wireless Device including the ability to access the Service’s features, upload content to the Service, and receive messages from the Service (including email notifications) (collectively, “Wireless Features”). By using the Service, you agree that Southwest may change, alter, or modify the settings or configurations on your Device in order to allow for or optimize your use of the Service. You agree that as to the Wireless Features for which you are registered for, we may send communications via such features or apps to your wireless Device regarding us or other parties. Further, we may collect information related to your use of the Wireless Features. If you have registered via the Service for Wireless Features, then you agree to notify Southwest of any changes to your wireless contact information (including phone number) and update your accounts on the Service to reflect the changes. If the Service includes push notifications or other mobile communication capability, you hereby approve our delivery of electronic communications directly to your mobile Device. These notifications, including badge, alert or pop-up messages, may be delivered to your Device even when it is running in the background. You may have the ability, and it is your responsibility, to control the notifications you do, or do not, receive via your Device through your Device settings. Standard message, data and other fees may be charged by your carrier, and carriers may deduct charges from pre-paid amounts or data allowances, for which you are responsible. Your carrier may prohibit or restrict certain Wireless Features and certain Wireless Features may be incompatible with your carrier or wireless Device. Contact your carrier with questions regarding these issues.

11. Location-Based Features

If you have enabled GPS, geo-location or other location-based features on any Southwest mobile app(s) or feature(s), you acknowledge that your Device location will be tracked and may be shared with others consistent with the Privacy Policy. Some mobile app(s) or feature(s) allow for you to disable location-based features or manage preferences related to them. You can also uninstall any Southwest mobile app(s). The location-based services offered in connection with our mobile app(s) or feature(s) are for individual use only and should not be used or relied on as an emergency locator system, used while driving or operating vehicles, or used in connection with

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any hazardous environments requiring fail-safe performance, or any other situation in which the failure or inaccuracy of use of the location-based services could lead directly to death, personal injury, or severe physical or property damage. Location-based/geo-location services are used at your own risk and location data may not be accurate.

12. Forum Selection

These Terms and the relationship between you and Southwest shall be governed by the laws of the State of Texas without regard to any conflict of law provisions. You agree to the personal and exclusive jurisdiction of the courts located within Dallas, TX. You hereby consent to the exclusive jurisdiction and venue of the State and Federal courts in Dallas, Texas in all disputes. You agree and understand that you will not bring against the Southwest Parties any class action lawsuit related to your access to, dealings with, or use of the Service.

13. Disclaimer of Representations and Warranties

THE SERVICE IS PROVIDED TO YOU ON AN “AS IS,” “AS AVAILABLE,” AND “WITH ALL FAULTS” BASIS. NEITHER SOUTHWEST OR ITS AFFILIATES NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES OR AGENTS (COLLECTIVELY, THE “SOUTHWEST PARTIES”) MAKE ANY REPRESENTATIONS, WARRANTIES OR ENDORSEMENTS OF ANY KIND WHATSOEVER AS TO THE INFORMATION, CONTENT OR OTHER SERVICES, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, OR ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE, INCLUDING THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUIET ENJOYMENT AND FREEDOM FROM COMPUTER VIRUS OR OTHER TECHNOLOGICALLY HARMFUL MATERIAL. BY ACCESSING OR USING THE SERVICES YOU REPRESENT AND WARRANT THAT YOUR ACTIVITIES ARE LAWFUL IN EVERY JURISDICTION WHERE YOU ACCESS OR USE THE SERVICE.

SOUTHWEST HEREBY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR PARTICULAR PURPOSE.

THE FOREGOING DOES NOT AFFECT ANY WARRANTIES WHICH CANNOT BE EXCLUDED OR LIMITED UNDER APPLICABLE LAW.

14. Limitations of Our Liability

TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL THE SOUTHWEST PARTIES BE LIABLE TO YOU FOR ANY LOSS, DAMAGE OR INJURY OF ANY KIND INCLUDING ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE LOSSES OR DAMAGES, OR DAMAGES FOR SYSTEM FAILURE OR MALFUNCTION OR LOSS OF PROFITS, DATA, USE, BUSINESS OR GOOD-WILL, ARISING OUT OF OR IN CONNECTION WITH (A) THE SERVICE, (B) THESE TERMS, (C) YOUR USE OF, OR INABILITY TO ACCESS OR USE, THE SERVICE OR ANY CONTENT AVAILABLE ON OR THROUGH THE SERVICE, OR (D) A THIRD PARTY’S UNAUTHORIZED ACCESS TO YOUR INFORMATION, EVEN IF SUCH DAMAGES WERE FORESEEABLE OR SOUTHWEST HAS BEEN ADVISED OF OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL THE SOUTHWEST PARTIES’ TOTAL LIABILITY TO YOU FOR ALL DAMAGES, LOSSES OR CAUSES OF ACTION ARISING OUT OF OR IN CONNECTION WITH THESE TERMS OR YOUR USE OF THE SERVICES EXCEED THE GREATER OF (A) THE AMOUNTS, IF ANY, PAID BY YOU TO SOUTHWEST FOR THE SERVICE IN THE TWELVE (12) MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO YOUR CLAIM OR (B) FIFTY UNITED STATES DOLLARS ($50.00). THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER THE ASSERTED LIABILITY OR DAMAGES ARE BASED ON CONTRACT, INDEMNIFICATION, TORT, STRICT LIABILITY, STATUTE OR ANY OTHER LEGAL OR EQUITABLE THEORY.

THE FOREGOING DOES NOT AFFECT ANY LIABILITY WHICH CANNOT BE EXCLUDED OR LIMITED UNDER APPLICABLE LAW.

15. Waiver of Injunctive or Other Equitable Relief

YOU AGREE THAT YOU WILL NOT BE PERMITTED TO OBTAIN AN INJUNCTION OR OTHER EQUITABLE RELIEF OF ANY KIND, SUCH AS ANY COURT OR OTHER ACTION THAT MAY INTERFERE WITH OR PREVENT THE DEVELOPMENT OR EXPLOITATION OF ANY SITE, WEBSITE, APPLICATION, CONTENT, SUBMISSIONS, PRODUCT, SERVICE, OR INTELLECTUAL PROPERTY OWNED, LICENSED, USED

OR CONTROLLED BY SOUTHWEST OR A LICENSOR OF SOUTHWEST.

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16. Limited Time to Bring Your Claim

You agree that regardless of any statute or law to the contrary, any claim or cause of action arising out of, related to or connected with the use of the Service must be filed within one (1)  year after such claim or cause of action arose or be forever banned.

17. Business uses of our Service

IF YOU ARE USING THE SERVICE ON BEHALF OF A BUSINESS, THAT BUSINESS ACCEPTS THESE TERMS. THE BUSINESS WILL HOLD HARMLESS AND INDEMNIFY THE SOUTHWEST PARTIES FROM ANY CLAIM, SUIT OR ACTION ARISING FROM OR RELATED TO THE USE OF THE SERVICE OR VIOLATION OF THESE TERMS, INCLUDING ANY LIABILITY OR EXPENSE ARISING FROM CLAIMS, LOSSES, DAMAGES, SUITS, JUDGMENTS, LITIGATION COSTS AND ATTORNEYS’ FEES.

18. Purchases & Forms of Payment

Purchases through the Services may be made via the forms of payment on our Purchasing and Refunds page or any applicable Additional Terms.

You agree that (i) any transactions carried out through the Sites will be deemed to take place in the State of Texas, United States of America, regardless of the jurisdiction where you may be located or reside, and (ii) any payment in connection with such transactions will only be accepted in US dollars. You further agree and acknowledge that any advertising, promotional or marketing information that may be contained in any communications that you may receive as a result of your use of the Sites is only intended to have effect and will only be applicable in the United States of America.

19. Additional Information

For additional information and to learn more about Southwest Airlines, please visit our Customer Service Commitment or Contract of Carriage pages on southwest.com.

20. Patents

Some technologies, components, or progresses of the Service may be covered by Southwest Airlines Co. patents pending. In addition, some components or processes referenced in the Sites may be subject to one or more U.S. Patent Numbers 7,394,900; 7,707,056; 7,734,493; 7,860,740; 7,848,944; 8,041,036; 8,050,936; 8,452,607; 8,504,402; 8,700,438; 8,788,303; D597,752; D615,779; D618,000; D618,473 along with all corresponding foreign counterparts.

21. Consent or Approval

No Southwest consent or approval may be deemed to have been granted by Southwest without being in writing and signed by an officer of Southwest.

22. Indemnity

You agree to defend, indemnify and hold harmless the Southwest Parties from and against any and all claims, liabilities, damages, losses, costs and expenses (including, reasonable attorneys’ fees and costs) arising out of or in connection with any of the following: (i) your breach or alleged breach of these Terms; (ii) your Submissions; (iii) your use of the Service; (iv) your violation of any laws, rules, regulations, codes, statutes, ordinances or orders of any governmental or quasi-governmental

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authorities; (v) your violation of the rights of any third party, including any intellectual property right, publicity, confidentiality, property or privacy right; or (vi) any misrepresentation made by you. Southwest reserves the right to assume, at your expense, the exclusive defense and control of any matter subject to indemnification by you. You agree to cooperate with Southwest’s defense of any claim. You will not in any event settle any claim without the prior written consent of Southwest.

23. Severability; Interpretation; Assignment

If any provision of these Terms, or any Additional Terms, is for any reason deemed invalid, unlawful, void, or unenforceable, then that provision will be deemed severable from these Terms or the Additional Terms, and the invalidity of the provision will not affect the validity or enforceability of the remainder of these Terms or the applicable Additional Terms. You hereby waive any applicable statutory and common law that may permit a contract to be construed against its drafter. The summaries of provisions and section headings are provided for convenience only and shall not limit the full Terms. Southwest may assign its rights and obligations under these Terms and any applicable Additional Terms, in whole or in part, to any party at any time without any notice. These Terms and any applicable Additional Terms may not be assigned by you, and you may not delegate your duties under them, without the prior written consent of an officer of Southwest.

24. Investigations; Cooperation with Law Enforcement

Southwest reserves the right to investigate and prosecute any suspected breaches of these Terms or the Service. Southwest may disclose any information as necessary to satisfy any law, regulation, legal process or governmental request.

25. Complete Agreement; No Waiver

These Terms, and any applicable Additional Terms, reflect our complete agreement regarding the Service and supersede any prior agreements, representations, warranties, assurances or discussion related to the Service. Except as expressly set forth in these Terms or any applicable Additional Terms, (i) no failure or delay by you or Southwest in exercising any of rights, powers, or remedies under will operate as a waiver of that or any other right, power, or remedy, and (ii) no waiver or modification of any term of these Terms or any applicable Additional Terms will be effective unless in writing and signed by the party against whom the waiver or modification is sought to be enforced.

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Exhibit 6

Hello – I’m Bob Jordan, President and CEO of Southwest Airlines. We are in the midst of transforming our airline to meet your evolving needs, and drive lasting value for our Customers, our Employees, and our Shareholders for generations to come. We’ve made a lot of progress, but there’s more to do to reach our full potential.

You know, since I became CEO in 2022, we’ve made consistent and meaningful progress in four key areas. First, as travel demand soared following the global pandemic, we optimized our network to adapt to new travel patterns and invested in resources and tools to shore up our operational reliability and resiliency—putting us at the top of the list for outstanding operational performance.

Second, with our Team, tools, and network in place, we went to work modernizing our operation by implementing new technology and updating processes and procedures.

The steps we took to strengthen our operation positioned us to withstand recent significant weather events like Hurricanes Hilary and Beryl with minimal disruption, and operate through the CrowdStrike event with almost no impact. Our work extends behind the scenes too, by making changes to help our People work more efficiently. For example, we put in place new processes that streamline our ability to turn an aircraft to more effectively utilize our fleet, and we started positioning ramp information display screens with real-time flight information to allow our Employees to work even smarter.

Third, we’ve been modernizing our Customer Experience and making enhancements that our Customers are enjoying today. We’ve introduced redeye flights and implemented improved self-service options and onboard enhancements like upgraded WiFi, in-seat power ports, and more bin space. And there is more to come. We’re moving to assigned seats, including options for premium extra legroom seating. These changes follow thoughtful and extensive research to ensure we’re meeting evolving Customer preferences and delivering improved financial performance.

We currently expect those bookings to be available in 2025. Customers will be able to enjoy our refreshed cabin design in 2025 as well. We’ve been purposely building to this moment with strategic initiatives that have been years in the making—adding up to an Enhanced Customer Experience, Transformed Turn, and Evolved Network—all while Strengthening our Commitment to Safety. And we will continue stepping up to meet our Customers’ changing needs now … and in the future.

Finally, we recognize we have more work to do as we transform our business, but I’m confident in our plans to restore our industry-leading financial performance, deliver outstanding Customer Service, and build a sustainable and profitable future for our airline and our Shareholders. And as we do, we’ll stay true to who we are—Southwest. Even Better.